UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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Jade
BIOSCIENCES

2026 Notice of Annual Meeting and Proxy Statement

To Our Stockholders

[April 28], 2026

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Jade Biosciences, Inc. at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time on Tuesday, June 9, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “How Do I Attend the Virtual Annual Meeting?” on page 55 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Sincerely, Tom Frohlich Chief Executive Officer, President and Director

Notice of Annual Meeting and Proxy Statement

Meeting Date:	Tuesday, June 9, 2026
Meeting Place:	www.proxydocs.com/JBIO
Meeting Time:	9:00 a.m. Pacific / 12:00 p.m. Eastern
Record Date:	April 17, 2026

Voting Methods

Via the Internet During the Meeting at: www.proxydocs.com/JBIO	Via the Internet Before the Meeting at: www.proxypush.com/JBIO	Call Toll-Free: (866) 616-1044	Mail Signed Proxy Card Using the Provided Postage-Paid Envelope

Attending the Meeting

To attend the Annual Meeting, access the website www.proxydocs.com/JBIO and enter the control number from your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

In this proxy statement, “Jade”, “Company”, “we”, “us”, and “our” refer to Jade Biosciences, Inc.

Meeting Agenda

At the Annual Meeting, our stockholders will be asked:

1.

To elect Christopher Cain, Ph.D. and Tom Frohlich as Class II Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve an amendment to our Articles of Incorporation to waive jury trials in certain circumstances; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Our board of directors has fixed the close of business on April 17, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For our Annual Meeting, we have elected to use the internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, the matters to be acted upon at the meeting, our board of directors’ recommendation with regard to each matter, and how to vote your shares via the internet or by telephone. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

Your vote is important. Please vote your shares whether or not you plan to attend the virtual Annual Meeting. You may vote via the internet or by telephone as instructed in these materials, or sign and return your proxy card prior to the meeting, to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote electronically during the meeting.

By Order of the Board of Directors,

Elizabeth Balta

Chief Legal Officer and Corporate Secretary

[April 28], 2026

Proxy Statement Summary

This summary highlights information contained in this proxy statement. It does not contain all information you should consider, and you should read the entire proxy statement carefully before voting, including the section called “Frequently Asked Questions and Other Information” on page 54.

Annual Meeting of Stockholders

Time	Place	Record Date	Voting
9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time June 9, 2026	Virtual Meeting available at: www.proxydocs.com/JBIO	April 17, 2026	Stockholders as of the record date are entitled to vote

Agenda and Voting Recommendations

Proposal No.	Description	Board Recommendation	Page

1	Election of Class II directors	✓ FOR each nominee	4

2	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026	✓ FOR	21

3	Approval of amendment to Articles of Incorporation to waive jury trials in certain circumstances	✓ FOR	24

Board of Directors and Director Nominees

The following table provides summary information about each nominee for Class II director and each continuing director.

Nominees	Age(1)	Director Since	Term Expires	Principal Occupation	Committees

Christopher Cain, Ph.D.	42	2025	2026	Director of Research, Fairmount Funds Management LLC	Compensation Committee; Nominating & Corporate Governance Committee

Tom Frohlich	50	2025	2026	CEO and President of Jade Biosciences, Inc.

Continuing Directors

Eric Dobmeier, J.D.	57	2025	2027	Venture Partner, Samsara BioCapital	Audit Committee; Nominating & Corporate Governance Committee

Tomas Kiselak	39	2025	2028	Founding Partner, Fairmount Funds Management LLC	Compensation Committee

Lawrence Klein, Ph.D.	43	2025	2028	CEO of Oruka Therapeutics	Audit Committee; Nominating & Corporate Governance Committee

Erin Lavelle	48	2025	2027	Former COO and CFO, ProfoundBio and Eliem Therapeutics	Audit Committee; Compensation Committee

(1)	Ages as of April 17, 2026.

2026 PROXY STATEMENT	1

PROXY STATEMENT SUMMARY

Company Overview

Jade is a clinical-stage biopharmaceutical company developing novel biologic therapies for patients living with autoimmune diseases. The Company’s goal is to improve meaningfully upon the existing treatment paradigm through the delivery of improved dosing and convenience, a comparable safety profile, and potentially increased clinical activity. Jade’s approach is to discover and efficiently develop biologics that address emerging targets supported by third-party clinical data and that overcome shortcomings of existing product candidates in development, such as potency, bioavailability, formulation, and pharmacokinetic properties. The Company’s lead product candidate, JADE101, is a monoclonal antibody targeting a cytokine called “A PRoliferation Inducing Ligand” (“APRIL”) that modulates plasma cell survival and immunoglobulin production, which we plan to initially develop for the treatment of IgA nephropathy. The Company’s second product candidate is JADE201, a monoclonal antibody targeting B cell activating factor receptor with potential for the treatment of multiple autoimmune disorders. Jade’s third product candidate is JADE301, a monoclonal antibody targeting an undisclosed pathway.

On April 28, 2025, we consummated (the “Closing”) the previously announced business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 30, 2024, by and among Aerovate Therapeutics, Inc. (prior to the Merger, “Aerovate”), Caribbean Merger Sub I, Inc. (“First Merger Sub”), Caribbean Merger Sub II, LLC (“Second Merger Sub”), and Jade Biosciences, Inc., a private Delaware corporation (“Pre-Merger Jade”). As part of the Closing, First Merger Sub merged with and into Pre-Merger Jade, with Pre-Merger Jade continuing as a wholly owned subsidiary of Aerovate and the surviving corporation of the merger (the “First Merger”), and Pre-Merger Jade merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the merger (the “Second Merger” and, together with the First Merger, the “Merger”). In connection with the Merger, Second Merger Sub changed its name to “Jade Biosciences, LLC” and Aerovate changed its name to “Jade Biosciences, Inc.” Subsequently, Jade Biosciences, LLC merged with and into Jade Biosciences, Inc. After giving effect to the Pre-Closing Financing (as defined below) of Pre-Merger Jade, immediately following the completion of the Merger, Aerovate securityholders owned approximately 1.4% of the capital stock of the Company on a fully-diluted basis, and Pre-Merger Jade securityholders, including shares of Pre-Merger Jade common stock and Pre-Merger Jade pre-funded warrants purchased in the Pre-Closing Financing, owned approximately 98.6% of the capital stock of the Company on a fully-diluted basis.

In connection with the Merger, the executive officers of Aerovate resigned and the executive officers of Pre-Merger Jade were appointed as the executive officers of the combined company. In addition, members of Aerovate’s board of directors resigned, and certain members of the board of directors of Pre-Merger Jade were appointed to the board of directors of the combined company. Throughout this proxy statement we discuss both our former executive officers and members of our board of directors prior to the Merger and our current executive officers and members of our board of directors.

In this proxy statement, unless the context otherwise requires, references to “Jade”, “Company”, “we”, “us”, and “our” refer to the surviving corporation when discussing the Company after the Merger or to Pre-Merger Jade when discussing the Company before the Merger.

2	JADE BIOSCIENCES

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Jade is committed to good corporate governance practices, which we believe recognize stockholder interests and support the success of our business. Our corporate governance practices are highlighted below:

6	Number of directors

6	Directors who attended at least 75% of board and committee meetings

100% independent audit, compensation and nominating and corporate governance committees

Principles of corporate governance

All employees, officers and directors must adhere to a Code of Business Conduct and Ethics

83%	Percentage of directors who are independent

Board and committees may engage outside advisors independent of management

Compensation clawback policy compliant with Nasdaq listing standards

2026 PROXY STATEMENT	3

Proposal 1: Election of Directors

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. The current term of our Class II directors, Christopher Cain, Ph.D. and Tom Frohlich, will expire at the Annual Meeting.

The nominees for Class II director for election at the Annual Meeting are Christopher Cain, Ph.D. and Tom Frohlich. If Dr. Cain and Mr. Frohlich are elected at the Annual Meeting, each such individual will be elected to serve for a term of three years that will expire at our 2029 annual meeting of stockholders or until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or investment or venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

4	JADE BIOSCIENCES

PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding Directors

The names of the nominees and of our other current directors, their ages as of April 17, 2026, and certain other information about them are set forth below:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2029 Annual Meeting of Stockholders (Class II)

Christopher Cain, Ph.D.

Director
Age: 42 Director Since: 2025	Committees: • Compensation • Nominating and Corporate Governance

Career Highlights

Dr. Cain has served as a member of our board of directors since the completion of the Merger in April 2025 and served on Pre-Merger Jade’s board of directors since July 2024. Since April 2020, Dr. Cain has served as Director of Research at Fairmount Funds Management LLC (“Fairmount”), a healthcare investment firm. Prior to Fairmount, Dr. Cain served in various positions at healthcare funds, including Vice President at Samsara BioCapital, LP, a biotherapeutics-focused venture capital fund, from February 2019 to February 2020, Apple Tree Partners, a life sciences-focused venture capital fund, from 2016 to January 2019, and, before that, RA Capital Management, an investment management company, where he invested in both public and emerging private biotechnology companies. Previously, Dr. Cain was a writer and editor at BioCentury Publications. He currently serves as a member of the board of directors of Cogent Biosciences, Inc. (Nasdaq: COGT), Viridian Therapeutics Inc. (Nasdaq: VRDN) and Damora Therapeutics, Inc. (Nasdaq: DMRA).

Dr. Cain’s extensive experience as an investor in the healthcare sector and as a director of publicly traded life sciences companies contributed to our board of directors’ conclusion that he should serve as a director of our Company.

Education

Dr. Cain received a B.A. from the University of California, Santa Barbara and a Ph.D. in Biochemistry and Molecular Biology from the University of California, San Francisco.

2026 PROXY STATEMENT	5

PROPOSAL 1: ELECTION OF DIRECTORS

Tom Frohlich

Chief Executive Officer, President and Director
Age: 50 Director Since: 2025

Career Highlights

Mr. Frohlich has served as Jade’s Chief Executive Officer, President and as a member of its board of directors since the completion of the Merger in April 2025 and served in the same roles at Pre-Merger Jade since October 2024. From June 2021 to October 2023, Mr. Frohlich served as Chief Operating Officer and, from January 2019 to June 2021, as Chief Business Officer at Chinook Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Novartis AG in August 2023, where he was responsible for strategy, business development, commercial planning, chemistry, manufacturing and controls, quality and program management. From April 2018 to October 2023, Mr. Frohlich also served as an Operating Principal and subsequently as an Entrepreneur in Residence at Versant Ventures, a healthcare investment firm, where he was responsible for company creation and due diligence. From April 2018 to December 2018, Mr. Frohlich served as the Senior Vice President of Business Development at Inception Sciences, Inc., a drug discovery engine co-founded with Versant Ventures. Prior to joining Inception Sciences, from 2014 to 2018, Mr. Frohlich held positions of increasing responsibility at Arbutus Biopharma (formerly Tekmira Pharmaceuticals) (Nasdaq: ABUS), a biopharmaceutical company, most recently as Vice President of Business Development from 2016 through 2018. Prior to joining Arbutus Biopharma, Mr. Frohlich worked internationally at Johnson & Johnson (NYSE: JNJ), a pharmaceutical and medical technology company, from 2007 through 2014, and at Merck & Co., Inc. (NYSE: MRK), a pharmaceutical company, from 1998 through 2006, in various roles leading commercial strategy across all stages of product development. Mr. Frohlich serves on the board of directors of two private biotechnology companies.

Mr. Frohlich’s extensive operational and business development experience in the healthcare industry contributed to our board of directors’ conclusion that he should serve as a director of our Company.

Education

Mr. Frohlich received a B.Sc. in Biochemistry from the University of Victoria and an M.B.A. from the University of Oxford.

6	JADE BIOSCIENCES

PROPOSAL 1: ELECTION OF DIRECTORS

Members of the Board of Directors Continuing in Office

Term Expiring at the

2027 Annual Meeting of Stockholders (Class III)

Eric Dobmeier, J.D.

Chair of the Board of Directors
Age: 57 Director Since: 2025	Committees: • Audit • Nominating and Corporate Governance

Career Highlights

Mr. Dobmeier has served as a member of Jade’s board of directors since the completion of the Merger in April 2025 and served on Pre-Merger Jade’s board of directors since October 2024. Mr. Dobmeier has also served as a Venture Partner at Samsara BioCapital, LP, a biotherapeutics-focused venture capital fund, since May 2024. From April 2019 to September 2023, Mr. Dobmeier served as President, Chief Executive Officer and a member of the board of directors at Chinook Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Novartis AG in August 2023. Prior to that role, during 2018, Mr. Dobmeier served as President and Chief Executive Officer at Silverback Therapeutics, Inc., a private biopharmaceutical company. From 2002 to 2017, Mr. Dobmeier held positions of increasing responsibility at Seagen Inc., a Nasdaq-listed biotechnology company, most recently as Chief Operating Officer. Mr. Dobmeier currently serves as a member of the board of directors of Janux Therapeutics, Inc. (Nasdaq: JANX) and Structure Therapeutics, Inc. (Nasdaq: GPCR), as well as several private biotechnology companies. He previously served as a member of the board of directors of Atara Biotherapeutics, Inc. (Nasdaq: ATRA) from March 2015 to June 2024.

Mr. Dobmeier’s extensive executive leadership experience in the life sciences industry, as well his experience as an investor in the industry and as a director of publicly traded life sciences companies, contributed to our board of directors’ conclusion that he should serve as a director of our Company.

Education

Mr. Dobmeier received his A.B. in History from Princeton University and his J.D. from the University of California, Berkeley School of Law.

2026 PROXY STATEMENT	7

PROPOSAL 1: ELECTION OF DIRECTORS

Erin Lavelle

Director
Age: 48 Director Since: 2025	Committees: • Audit (Chair) • Compensation

Career Highlights

Ms. Lavelle has served as a member of Jade’s board of directors since the completion of the Merger in April 2025 and served on Pre-Merger Jade’s board of directors since September 2024. From October 2023 until July 2024, Ms. Lavelle served as the Chief Operating Officer and Chief Financial Officer at ProfoundBio, Inc., a private biotechnology company that was acquired by Genmab A/S in May 2024. Prior to ProfoundBio, Ms. Lavelle served as Chief Operating Officer and Chief Financial Officer at Eliem Therapeutics, Inc., a Nasdaq-listed biotechnology company, from October 2020 to March 2023. From April 2018 to February 2020, Ms. Lavelle served as the Chief Operating Officer at Alder BioPharmaceuticals, Inc., a Nasdaq-listed biotechnology company that was acquired by H. Lundbeck A/S in October 2019. In addition to that role, she served as Alder’s appointed director for Vitaeris Inc., a privately held biotechnology company based in Vancouver, British Columbia, Canada. Prior to that, Ms. Lavelle served in various roles at Amgen Inc. (Nasdaq: AMGN) from 2003 to 2018, most recently serving as General Manager Taiwan from September 2017 to April 2018, as Executive Director, Japan Asia Pacific (Hong Kong) from May 2016 to September 2017, and Executive Director, Global Marketing Business Analytics and Insights from June 2014 to May 2016. She started her career as an investment banker in the healthcare group at Merrill Lynch & Co. Ms. Lavelle currently serves as a member of the board of directors of several private companies. She served as a member of the board of directors of Neoleukin Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company, which later became Neurogene Inc. (Nasdaq: NGNE), from May 2020 to December 2023.

Ms. Lavelle’s extensive operational and financial experience in the biotechnology industry and her service as a director of a number of life sciences companies contributed to our board of directors’ conclusion that she should serve as a director of our Company.

Education

Ms. Lavelle holds a B.A. in Economics from Yale University.

8	JADE BIOSCIENCES

PROPOSAL 1: ELECTION OF DIRECTORS

Term Expiring at the

2028 Annual Meeting of Stockholders (Class I)

Tomas Kiselak

Director
Age: 39 Director Since: 2025	Committees: • Compensation (Chair)

Career Highlights

Mr. Kiselak has served as a member of Jade’s board of directors since the completion of the Merger in April 2025 and served on Pre-Merger Jade’s board of directors since July 2024. Mr. Kiselak is a Founding Partner at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak currently serves as the chairman of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN) and as a member of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE), Spyre Therapeutics, Inc. (Nasdaq: SYRE) and Zenas BioPharma, Inc. (Nasdaq: ZBIO). Mr. Kiselak also serves as a director for several private companies. He previously served as a director of Dianthus Therapeutics, Inc. (Nasdaq: DNTH) from 2023 to 2025.

Mr. Kiselak’s extensive experience as an investor in the healthcare and life sciences industries and as a director of a number of life sciences companies contributed to our board of directors’ conclusion that he should serve as a director of our Company.

Education

Mr. Kiselak received a B.S. in Neuroscience and Economics from Amherst College.

2026 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

Lawrence Klein, Ph.D.

Director
Age: 43 Director Since: 2025	Committees: • Audit • Nominating and Corporate Governance (Chair)

Career Highlights

Dr. Klein has served as a member of Jade’s board of directors since the completion of the Merger in April 2025 and served on Pre-Merger Jade’s board of directors since July 2024. Dr. Klein has served as Chief Executive Officer and as a member of the board of directors of Oruka Therapeutics, Inc. (formerly known as ARCA biopharma, Inc.) (Nasdaq: ORKA) (“Oruka”), a biotechnology company, since August 2024, and served as Chief Executive Officer and as a member of the board of directors of a private biotechnology company formerly known as Oruka Therapeutics, Inc. from February 2024 through the completion of the company’s business combination with Oruka in August 2024. From January 2023 to February 2024, Dr. Klein was a Partner at Versant Venture Management, LLC (“Versant”), a healthcare and biotechnology venture capital firm. Prior to Versant, Dr. Klein served in various positions at CRISPR Therapeutics AG (Nasdaq: CRSP), a biopharmaceutical company, including Chief Operating Officer from January 2020 to October 2022, Chief Business Officer from January 2019 to January 2020, Senior Vice President, Business Development and Strategy from November 2017 to December 2018 and as Vice President, Strategy from February 2016 to November 2017. Before joining CRISPR, Dr. Klein was an Associate Partner at McKinsey & Company, a global management consulting firm, from October 2014 to February 2016. Dr. Klein served as a member of the board of directors of Dyne Therapeutics, Inc. (Nasdaq: DYN) from September 2019 to May 2023 and of Jasper Therapeutics, Inc. (Nasdaq: JSPR) from September 2021 to June 2023.

Dr. Klein’s extensive operational and business development experience in the life sciences industry, as well as his experience as an investor in the healthcare and biotechnology industries and as a director of a number of publicly-traded life sciences companies, contributed to our board of directors’ conclusion that he should serve as a director of our Company.

Education and Experience

Dr. Klein received his B.S. in Biochemistry and Physics from the University of Wisconsin-Madison and his Ph.D. in Biophysics from Stanford University.

10	JADE BIOSCIENCES

PROPOSAL 1: ELECTION OF DIRECTORS

Director Independence

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our board of directors has reviewed the independence of all directors in light of each director’s (or any family member’s, if applicable) affiliations with the Company and members of management, as well as significant holdings of our securities and all other facts and circumstances that the board of directors has deemed relevant in determining the independence of each director. The board of directors has determined that each of the directors other than Tom Frohlich, our current Chief Executive Officer, qualify as “independent directors” as defined by the Nasdaq listing rules.

Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

BOARD STRUCTURE

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of six members. Each of our current directors will continue to serve until the election and qualification of their successor, or their earlier death, resignation or removal.

The authorized number of directors is determined from time to time solely by resolution of the board of directors. Our articles of incorporation and bylaws provide that our directors may be removed only with cause by the affirmative vote of not less than two thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote in an election of directors. In addition, subject to the rights of any holders of preferred stock, only our board of directors is authorized to fill vacancies and any additional directorships resulting from an increase in the authorized number of directors.

Our articles of incorporation establish a classified board of directors consisting of three classes of directors with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders to succeed the directors of the same class whose terms are then expiring, with the other classes continuing for the remainder of their respective three-year terms. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2028 for Class I directors, 2026 for Class II directors, and 2027 for Class III directors. Our Class I directors are Tomas Kiselak and Dr. Lawrence Klein; our Class II directors are Dr. Chris Cain and Tom Frohlich; and our Class III directors are Eric Dobmeier and Erin Lavelle.

2026 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS

Board Leadership Structure

Our board of directors has designated Eric Dobmeier to serve as Chair of the board of directors. Although our governance documents do not require that we separate the Chief Executive Officer and Chair positions, our board of directors believes that having the positions be separate is the appropriate leadership structure for us at this time, as it helps facilitate independent board of directors oversight of management and allows the Chief Executive Officer to focus on strategy execution and managing the business while the Chair focuses on corporate governance and managing the board of directors.

Our board of directors recognizes that, depending on future circumstances, other leadership models, such as combining the roles of Chief Executive Officer and Chair, might be appropriate. Accordingly, our board of directors may periodically review its leadership structure. At any time when a non-independent director is serving as Chair, the independent directors will designate a lead independent director to preside at all meetings of the board of directors at which the Chair is not present, preside over executive sessions of the independent directors (which occur regularly throughout each year), serve as a liaison between the Chair and independent directors, and perform such additional duties as our board of directors may otherwise determine and delegate.

THE BOARD’S ROLE IN RISK OVERSIGHT

Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board, both as a whole and at the committee level, has oversight responsibility relating to risks that could affect the strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our board of directors focuses its oversight of the most significant risks facing the Company and of its processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors and its committees receive regular reports from members of our senior management on material risks to the Company, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for managing and assessing risks and the implementation of processes and controls to mitigate their effects on the Company. Our board of directors believes its administration of its risk oversight function has not significantly impacted its selection of the current leadership structure.

The board of directors has delegated responsibility for the oversight of specific risks to board committees as follows:

Audit Committee

•

Reviews information regarding liquidity and operations, and oversees our management of financial risks

•

Reviews our practices with respect to risk assessment and risk management, and oversees risks related to financial statements, financial reporting, compliance, information technology and cybersecurity

•

Oversees direct communication with our independent registered public accounting firm, and has discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures

Compensation Committee

•

Oversees the assessment of risks related to our compensation policies and programs applicable to officers and employees

•

Assesses whether any of our compensation policies or programs has the potential to encourage excessive risk-taking

Nominating and Corporate Governance Committee	• Manages risks associated with the independence of the board and governance matters

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

12	JADE BIOSCIENCES

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS MEETINGS

Following the Merger through the end of 2025, our board of directors met five times, including telephonic meetings, and in that period, all incumbent directors attended at least 75% of the aggregate number of meetings of the board and the committees on which they served, during the periods in which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

We currently have an audit committee, a compensation committee, and a nominating and corporate governance committee. We believe that the functioning and composition of these committees complies with the requirements of Nasdaq listing rules and SEC rules and regulations. Each committee has the responsibilities described below. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investors & Media—Governance—Documents & Charters section of our website at www.jadebiosciences.com. Please note, however, that the information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement.

2026 PROXY STATEMENT	13

PROPOSAL 1: ELECTION OF DIRECTORS

Audit Committee

Chair: Erin Lavelle Other members: Eric Dobmeier, J.D. Lawrence Klein, Ph.D.

Key Functions:

–

selecting and engaging our independent registered public accounting firm;

–

evaluating the qualifications, independence and performance of our independent registered public accounting firm;

–

approving the audit and non-audit services to be performed by our independent registered public accounting firm;

–

reviewing the adequacy and effectiveness of our internal controls and our disclosure controls and procedures;

–

discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

–

reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

–

reviewing any earnings announcements and practices with respect to earnings announcements and financial information and earnings guidance provided to analysts and ratings agencies;

–

preparing the report that the SEC requires in our annual proxy statement;

–

reviewing any related person transactions;

–

reviewing the Company’s practices with respect to risk assessment and risk management, and overseeing risks related to financial statements, financial reporting, compliance, information technology and cybersecurity;

–

establishing and overseeing procedures for handling reports of potential misconduct, including whistleblower complaints; and

–

evaluating, at least annually, the performance of the audit committee and the adequacy of its charter.

The audit committee currently comprises Erin Lavelle, Eric Dobmeier, and Dr. Lawrence Klein. Our board of directors has determined that each member of the audit committee qualifies as an independent director for audit committee purposes, as defined under the rules of the SEC and the applicable Nasdaq listing rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Ms. Lavelle chairs the audit committee, and our board of directors has determined that she is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act.

The audit committee is governed by a written charter adopted by our board of directors. The primary responsibilities of the audit committee are to oversee our accounting and financial reporting processes, including the audits of the financial statements, and the internal and external audit processes. The audit committee also oversees the system of internal controls established by management and our compliance with legal and regulatory requirements. The audit committee is also responsible for the review, consideration and approval or ratification of related party transactions. The audit committee further oversees the independent auditors, including their independence. The audit committee is empowered to retain outside legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors.

The audit committee met three times during 2025 following the Merger, including telephonic meetings. Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to the audit committee.

14	JADE BIOSCIENCES

PROPOSAL 1: ELECTION OF DIRECTORS

Compensation Committee

Chair: Tomas Kiselak Other members: Christopher Cain, Ph.D. Erin Lavelle

Key Functions:

–

overseeing our compensation philosophy, policies and programs;

–

evaluating the performance of our Chief Executive Officer and recommending the compensation of our Chief Executive Officer to the board;

–

overseeing the evaluation of the other executive officers, and approving or recommending to the board the compensation of the other executive officers;

–

reviewing the compensation of members of our board of directors and board committees and recommending changes to the board;

–

reviewing, approving (or recommending to the board for approval) and administering our equity-based plans and programs, including the granting of awards under our equity incentive plans (other than any such awards that must be approved by the full board);

–

reviewing our Compensation Discussion and Analysis (to the extent required in our annual proxy statement), discussing it with management and, once applicable, producing the report required in our annual proxy statement;

–

administering our clawback policy;

–

overseeing our policies and strategies related to human capital management, workplace environment, culture and talent acquisition and retention;

–

overseeing succession planning for executive officers and reviewing succession planning with the board; and

–

evaluating, at least annually, the performance of the compensation committee and the adequacy of its charter.

The compensation committee currently comprises Tomas Kiselak, Dr. Chris Cain and Erin Lavelle. Our board of directors has determined that each member of the compensation committee qualifies as an independent director for compensation committee purposes, as defined under the rules of the SEC and the applicable Nasdaq listing rules. Mr. Kiselak chairs the compensation committee.

The compensation committee is governed by a written charter approved by our board of directors. The primary responsibility of the compensation committee is to periodically review the compensation of our senior officers and directors. This includes reviewing and recommending to the board corporate goals relevant to the compensation of our Chief Executive Officer and other executive officers, evaluating the performance of these officers and setting or recommending to the board of directors the officers’ compensation. The compensation committee also reviews, approves (or recommends to the board of directors for approval) and administers our equity plans, including the grant of equity awards under our equity incentive plans.

The compensation committee has retained Alpine Rewards (“Alpine”), as its independent compensation consultant to advise the compensation committee on matters pertaining to director and executive compensation, including advising as to market levels and practices, plan design and implementation, comparable company data, consulting best practices and governance principles, as well as on matters related to employee equity compensation. Alpine does not provide any other services to the Company. The compensation committee has determined, and Alpine has affirmed, that Alpine’s work does not present any conflicts of interest and that Alpine is independent. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

The compensation committee met two times during 2025 following the Merger, including telephonic meetings.

2026 PROXY STATEMENT	15

PROPOSAL 1: ELECTION OF DIRECTORS

Nominating and Corporate Governance Committee

Chair: Lawrence Klein, Ph.D. Other members: Christopher Cain, Ph.D. Eric Dobmeier, J.D.

Key Functions:

–

evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

–

overseeing the administration of the procedures for considering stockholder nominees for election to our board of directors;

–

evaluating and recommending candidates for election to our board of directors;

–

overseeing periodic self-evaluations of the board and its committees;

–

reviewing our corporate governance principles and providing recommendations to the board regarding possible changes; and

–

evaluating, at least annually, the performance of the nominating and corporate governance committee and the adequacy of its charter.

The nominating and corporate governance committee currently comprises Dr. Lawrence Klein, Dr. Chris Cain and Eric Dobmeier. Our board of directors has determined that each member of the nominating and corporate governance committee qualifies as an independent director, as defined under applicable Nasdaq listing rules. Dr. Klein chairs the nominating and corporate governance committee.

The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The nominating and corporate governance committee is responsible for engaging in succession planning for our Board, developing and recommending to the board of directors criteria for identifying and evaluating qualified director candidates and making recommendations to the board of directors regarding candidates for election or reelection to the board of directors at each annual stockholders’ meeting. In addition, the nominating and corporate governance committee is responsible for overseeing corporate governance matters. The nominating and corporate governance committee is also responsible for overseeing the structure, composition and functioning of the board of directors and its committees.

The nominating and corporate governance committee met one time during 2025 following the Merger, via teleconference.

16	JADE BIOSCIENCES

PROPOSAL 1: ELECTION OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Kiselak (Chair), Ms. Lavelle and Dr. Cain served on the compensation committee during 2025. None of the members of our compensation committee has at any time been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

DIRECTOR NOMINATION PROCESS

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee will consider, among other things, the following factors:

•	leadership experience;

•	finance, capital markets and accounting expertise;

•	biotechnology industry knowledge, clinical development experience, drug approval planning and commercialization experience;

•	public company corporate governance experience;

•	operations and administration experience;

•	expertise in scientific disciplines related to immunology and biotechnology; and

•

contribution to the diversity of occupational and personal backgrounds on the board of directors, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Other than the foregoing criteria for director nominees, the Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, the nominating and corporate governance committee would generally poll our board of directors and members of management for their recommendations. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate

2026 PROXY STATEMENT	17

PROPOSAL 1: ELECTION OF DIRECTORS

governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent stockholder interests through the exercise of sound judgment. After review of and deliberation on all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board of directors members, management or other parties are evaluated.

Under our bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or understandings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2027 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices, in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

BOARD DIVERSITY

The nominating and corporate governance committee considers the board of directors’ overall composition when considering director candidates, including whether the board of directors has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of our current and expected future needs. In addition, the nominating and corporate governance committee also believes that it is desirable for new candidates to contribute to the variety of viewpoints on the board of directors, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Directors are encouraged to attend the annual meeting of stockholders absent unusual circumstances. Our 2026 annual meeting will be our first meeting of stockholders following the completion of the Merger.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors currently does not have a formal process for stockholders to send communications to the board of directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the board.

Stockholders seeking to formally communicate with our board of directors should submit their written comments to our corporate secretary at Jade Biosciences, Inc., Attn: Corporate Secretary, 221 Crescent St., Building 23, Suite 105, Waltham, Massachusetts 02453. The corporate secretary will forward communications that are relevant to the duties and responsibilities of the board of directors to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion). If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered under the heading “Stockholder Proposals” below.

18	JADE BIOSCIENCES

PROPOSAL 1: ELECTION OF DIRECTORS

CODE OF BUSINESS CONDUCT AND ETHICS
The board of directors has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees. The full text of our Code of Business Conduct and Ethics is posted under the Investors & Media—Governance—Documents & Charters section of our website at www.jadebiosciences.com. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be posted on our website within four business days following the date of the amendment or waiver. The audit committee is responsible for applying and interpreting our Code of Business Conduct and Ethics in situations where questions are presented to it. Please note, however, that the information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement.
We will also provide copies of the Company’s Code of Business Conduct and Ethics, Principles of Corporate Governance, audit committee charter, compensation committee charter and nominating and corporate governance committee charter, as well as our Company’s other corporate governance documents, free of charge, to any stockholder upon written request to Jade Biosciences, Inc.,
Attn
: Corporate Secretary, 221 Crescent St., Building 23, Suite 105, Waltham, Massachusetts 02453.
INSIDER TRADING POLICY AND PROHIBITION AGAINST PLEDGING AND HEDGING
We have adopted an insider trading policy and procedures governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and other covered persons that are designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Stock Market LLC listing rules, as applicable. It is our policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in our own securities. In addition, our Insider Trading Policy prohibits our officers, directors and employees from pledging our stock as collateral to secure loans and from engaging in hedging transactions. It further prohibits margin purchases of our stock, borrowing against any account in which our securities are held, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock
.

2026 PROXY STATEMENT	19

PROPOSAL 1: ELECTION OF DIRECTORS

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

  Our board of directors recommends voting “FOR” the election of Christopher

  Cain, Ph.D. and Tom Frohlich as Class II directors.

20	JADE BIOSCIENCES

Proposal 2:

Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as the Company’s independent registered public accounting firm since April 28, 2025. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by Nevada law, the Company’s articles of incorporation or the Company’s bylaws. However, the audit committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

KPMG LLP (“KPMG”) served as the independent registered public accounting firm of Aerovate prior to the consummation of the Merger. As disclosed in the Company’s current report on Form 8-K filed with the SEC on May 1, 2025 (the “Form 8-K”), on April 28, 2025, KPMG was dismissed as the independent registered public accounting firm of the Company. The decision to dismiss KPMG was approved by the audit committee.

The reports of KPMG on the consolidated financial statements of Aerovate for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During Aerovate’s two most recent fiscal years and the subsequent period from January 1, 2025 to April 28, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures made in the Form 8-K and requested KPMG to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in Item 4.01 of the Form 8-K and, if not, stating the respects in which it does not agree. A copy of KPMG’s letter to the SEC dated May 1, 2025 regarding these statements is filed as Exhibit 16.1 to the Form 8-K.

PwC served as the independent registered public accounting firm of Pre-Merger Jade prior to the consummation of the Merger. On April 28, 2025, the audit committee appointed PwC as the independent registered public accounting firm of the Company.

During Aerovate’s two most recent fiscal years and the subsequent period from January 1, 2025 to April 28, 2025, neither Aerovate nor anyone on its behalf consulted PwC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Aerovate’s financial statements, and neither a written report nor oral advice was provided to Aerovate that PwC concluded was an important factor considered by Aerovate in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

2026 PROXY STATEMENT	21

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table represents aggregate fees billed to us for services related to the fiscal year ended December 31, 2025 by PwC, our independent registered public accounting firm since the Merger. PwC was not our independent registered public accounting firm for the fiscal year ended December 31, 2024.

Year Ended December 31, 2025
Audit Fees(1)	$1,520,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees(2)	$2,500
Total	$1,522,500

(1)

Audit Fees consist of fees billed for professional services performed by PwC for the audit of our annual financial statements, review of our quarterly reports on Form 10-Q and the issuance of consents and comfort letters in connection with registration statements.

(2)	All Other Fees consist of all other services and in 2025 consisted of fees billed for an online platform subscription.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PwC and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

PRE-APPROVAL POLICIES AND PROCEDURES

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee and has delegated authority to the chair of the audit committee to pre-approve a limited amount of audit and permissible non-audit services. All such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2025. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

22	JADE BIOSCIENCES

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

The affirmative vote of at least a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote on this matter will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2. Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

  Our board of directors recommends voting “FOR” the ratification of the

  appointment of PricewaterhouseCoopers LLP as our independent registered

  public accounting firm for the fiscal year ending December 31, 2026.

2026 PROXY STATEMENT	23

Proposal 3:

Approval of Amendment to Articles of Incorporation to Waive Jury Trials in Certain Circumstances

Introduction

In light of recent amendments to the Nevada Revised Statutes (as amended from time to time, the “NRS”), the board of directors unanimously approved, subject to stockholder approval, an amendment and restatement of our articles of incorporation, including an amendment to waive jury trials for internal actions in conformity with such recent NRS amendments (the “Jury Waiver Amendment”).

Reasons and Background for the Jury Waiver Amendment

Effective May 30, 2025, NRS 78.288 was amended to permit Nevada corporations to amend their articles of incorporation to provide for a waiver of the right to trial by jury for all “internal actions” (as defined in NRS 78.046). The Jury Waiver Amendment provides that to the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” must be tried in a court of competent jurisdiction before the presiding judge as a trier of fact and not before a jury. As provided in the recent NRS amendments, this provision will operate as a waiver of the right to trial by jury by each party to any such internal action.

NRS 78.046 defines internal actions, generally, to mean actions brought in the name or right of the corporation or on its behalf, for any breach of any fiduciary duty owed by any director, officer, employee or agent of the corporation in such capacity or arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of NRS Title 7, our articles of incorporation, our bylaws or any voting trust agreement to which the corporation is a party or a stated beneficiary thereof.

The board of directors determined that waiving jury trials in connection with internal actions would result in more efficient, predictable, and cost-effective dispute resolutions before a judge, rather than a jury, in Nevada courts. The board of directors considered that judges generally possess specialized expertise in corporate law matters and can more efficiently resolve complex legal and factual issues that frequently arise in internal corporate disputes. For the foregoing reasons, the board of directors believes the Jury Waiver Amendment is in the best interests of the company and its stockholders.

24	JADE BIOSCIENCES

Proposal 3: Approval of Amendment to Articles of Incorporation to Waive Jury Trials in Certain Circumstances

Potential Impact of the Jury Waiver Amendment

If the Jury Waiver Amendment is adopted, it will become effective upon the filing of the amended and restated articles of incorporation containing the Jury Waiver Amendment with the Nevada Secretary of State. After such time, any parties to any “internal actions” involving the company would waive the right to trial by jury.

In deciding to approve the Jury Waiver Amendment and recommend it for stockholder approval, our board of directors considered a number of factors, including:

•	The potential for more predictable, and cost-effective litigation decided by judges in connection with internal actions compared to a jury trial.

•

The impact on stockholders who would no longer have the right to jury trials in connection with internal actions. This includes derivative actions brought on behalf of the company and claims for breach of fiduciary duty against directors or officers. Stockholders should understand that this waiver is binding upon approval of this proposal and will apply to all future internal actions, whether brought by the stockholder individually, derivatively, or as part of a class.

•

The waiver is limited only to internal actions, which encompasses specific categories of intra-corporate disputes under Nevada law. The waiver does not apply to claims arising under federal law (including federal securities claims), commercial disputes with third parties, employment matters (except those qualifying as internal actions), or other categories of litigation outside the statutory definition of “internal actions.” Additionally, the waiver applies only to actions filed in Nevada state courts of competent jurisdiction; it does not govern proceedings in other jurisdictions.

In connection with consideration of the Jury Waiver Amendment, our management and the board of directors consulted our independent legal advisors, including Nevada counsel.

Text of Proposed Jury Waiver Amendment

The Jury Waiver Amendment adds a new Article X which states in its entirety as follows:

ARTICLE X

LIMITED WAIVER OF JURY TRIALS

To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction in the State of Nevada before the presiding judge as the trier of fact and not before a jury. This Article X shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.

The full text of the Jury Waiver Amendment is marked in the proposed amendment and restatement of the articles of incorporation of the Company attached as Appendix A.

2026 PROXY STATEMENT	25

Proposal 3: Approval of Amendment to Articles of Incorporation to Waive Jury Trials in Certain Circumstances

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

This proposal will be adopted if the holders of at least a majority of the voting power of our outstanding shares of capital stock entitled to vote on an amendment to our articles of incorporation approve this amendment. Abstentions and broker non-votes will have the effect of a vote against the proposal.

  Our board of directors recommends voting “FOR” the amendment of the

  articles of incorporation to waive jury trials in certain circumstances.

26	JADE BIOSCIENCES

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with PricewaterhouseCoopers LLP, who is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including those matters required under Auditing Standard 1301 (Communications with Audit Committees). In addition, the audit committee has discussed with PricewaterhouseCoopers LLP their independence from management and the Company, and has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526.

The audit committee met with PricewaterhouseCoopers LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with PricewaterhouseCoopers LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited consolidated financial statements be included in the Company’s annual report for the year ended December 31, 2025.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Erin Lavelle, Chair of the audit committee

Eric Dobmeier, J.D.

Lawrence Klein, Ph.D.

2026 PROXY STATEMENT	27

Executive Officers

The following table identifies our executive officers as of April 17, 2026:

Name	Age	Position
Tom Frohlich	50	Chief Executive Officer and President
Andrew King, BVMS, Ph.D.	47	Chief Scientific Officer and Head of Research and Development
Bradford Dahms	38	Chief Financial Officer and Treasurer
Elizabeth Balta	56	Chief Legal Officer and Corporate Secretary

The following is biographical information for our executive officers other than Mr. Frohlich, whose biographical information is included under “Nominees for Election to the Board of Directors”.

ANDREW KING, BVMS, PH.D.

Chief Scientific Officer & Head of R&D Age: 47 Executive Officer Since: August 2024

Career Highlights and Experience

Dr. King has served as our Chief Scientific Officer and Head of Research and Development since the completion of the Merger in April 2025 and served in the same roles at Pre-Merger Jade since August 2024. Prior to Jade, from June 2021 to October 2023, Dr. King served as Chief Scientific Officer and, from May 2019 to June 2021, as Head of Renal Discovery and Translational Medicine at Chinook Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Novartis AG in August 2023, where he was responsible for overseeing the discovery research, non-clinical development, translational medicine and early clinical development teams, and led late-stage clinical development strategy as chair or co-chair of the development review committee and as a sponsor representative on the company’s global Phase 3 clinical trial steering committees. Prior to joining Chinook, Dr. King served as the Executive Vice President of Discovery at BIOAGE Labs, a private biotechnology company and as the Senior Director of Discovery and Translational Biology at Ardelyx, Inc. (Nasdaq: ARDX), a biotechnology company, where he focused on delivering small molecule candidates for the treatment of cardio-renal diseases. Prior to Ardelyx, Dr. King was a Principal Research Scientist at AbbVie Inc. (NYSE: ABBV), where he led the Renal Discovery scientific strategy to treat chronic kidney disease after serving in positions of increasing responsibility at Abbott Laboratories (NYSE: ABT).

Education

Dr. King received a B.Sc. in Veterinary Biology from Murdoch University in Australia, a BVMS from Murdoch University in Australia and a Ph.D. in Pharmacology and Toxicology from Michigan State University.

28	JADE BIOSCIENCES

Executive Officers

BRAD DAHMS

Chief Financial Officer Age: 38 Executive Officer Since: July 2025

Career Highlights and Experience

Mr. Dahms has served as our Chief Financial Officer and Treasurer since July 2025. Prior to Jade, he served as Chief Financial Officer and Chief Business Officer of IDRx, Inc., a private biotechnology company, from March 2024 until its acquisition by GSK plc in February 2025, where he oversaw the company’s financial operations, investor relations and business development functions. He also served as Chief Financial Officer of Theseus Pharmaceuticals, Inc., a Nasdaq-listed biotechnology company, from May 2021 until it was acquired by Concentra Biosciences, LLC in February 2024. While there, he led the company’s financial operations, investor relations and business development functions and also served as President and a director from December 2023 to February 2024. From September 2019 to May 2021, Mr. Dahms served as Chief Financial Officer of Selecta Biosciences Inc., a Nasdaq-listed biotechnology company, where he was responsible for financial operations, investor relations and business development. Prior to that, Mr. Dahms served as Senior Vice President—Healthcare Investment Banking at Cantor Fitzgerald & Co., an investment bank, from April 2014 to August 2019. He also served as an analyst at RBC Capital Markets from 2012 to 2014, and at JPMorgan Chase & Co. from 2010 to 2012.

Education

Mr. Dahms holds a Bachelor of Science degree in Economics, with honors, from The Ohio State University.

ELIZABETH BALTA

Chief Legal Officer & Corporate Secretary Age: 56 Executive Officer Since: October 2024

Career Highlights and Experience

Ms. Balta has served as our Chief Legal Officer and Corporate Secretary since February 2026. Prior to that, she served as our General Counsel and Corporate Secretary beginning with the completion of the Merger in April 2025 and served in the same roles at Pre-Merger Jade beginning in October 2024. Prior to Jade, from September 2021 to March 2024, Ms. Balta served as General Counsel of Icosavax, Inc., a Nasdaq-listed biotechnology company that was acquired by AstraZeneca plc in February 2024, where she led the Legal Affairs function overseeing corporate, transactional, intellectual property and compliance matters. From March 2016 to September 2021, Ms. Balta served as Associate General Counsel of Seagen Inc., a Nasdaq-listed biotechnology company that was acquired by Pfizer, Inc. in 2023, where she led the Corporate Law function with responsibility for corporate governance, securities law compliance, corporate financings and legal support of Seagen’s commercial expansion in Europe. Prior to Seagen, Ms. Balta served in various legal roles of increasing responsibility at Oncothyreon (Nasdaq: ONTY), which subsequently was renamed Cascadian Therapeutics and was acquired by Seagen in 2018, Emergent Biosolutions (NYSE: EBS) and Trubion Pharmaceuticals (Nasdaq: TRBN), which was acquired by Emergent Biosolutions in October 2010.

Education

Ms. Balta received her J.D. from Harvard Law School and a B.A. in Human Biology from Stanford University.

2026 PROXY STATEMENT	29

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about the beneficial ownership of our common stock as of March 15, 2026 for:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The column entitled “Percentage” is based on a total of 49,316,287 of our common stock outstanding as of March 15, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the common stock. Shares of common stock subject to derivative securities that are currently exercisable/convertible or exercisable/convertible within 60 days of the date of this table are considered outstanding and beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Jade Biosciences, Inc., 221 Crescent Street, Building 23, Suite 105, Waltham, Massachusetts 02453.

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Entities affiliated with Fairmount Funds Management LLC(1)	11,183,118	19.99%
FMR LLC(2)	6,894,005	13.98%
Entities affiliated with Venrock Healthcare Capital Partners(3)	5,116,078	9.99%
Entities affiliated with Bellevue Group AG(4)	3,341,103	6.77%
RA Capital Healthcare Fund, L.P.(5)	3,214,969	6.52%
Biotech Growth N.V.(6)	3,214,286	6.52%
Entities Affiliated with Janus Henderson Investors US LLC(7)	3,063,457	6.21%
Named Executive Officers and Directors
Tom Frohlich(8)	931,974	1.86%
Andrew King, BVMS, Ph.D.(9)	680,411	1.37%
Bradford Dahms	—	—
Eric Dobmeier, J.D.(10)	113,177	*
Christopher Cain, Ph.D.(11)	23,017	*
Tomas Kiselak(1)	11,183,118	19.99%
Lawrence Klein, Ph.D.(12)	124,457	*
Erin Lavelle(13)	69,064	*
Timothy P. Noyes(14)	532	*
All current directors, director nominees and executive officers as a group (9 persons)(15)	13,285,756	23.06%

*	Less than 1%.

30	JADE BIOSCIENCES

Security Ownership of Certain Beneficial Owners and Management

(1)

Based on information obtained in connection with the Company’s registration statement on Form S-1 (File No. 333-292369) filed with the SEC on December 22, 2025. Consists of (i) (A) 1,897,677 shares of common stock, (B) 391,607 shares of common stock issuable upon the exercise of pre-funded warrants and (C) 6,215,000 shares of common stock issuable upon conversion of 6,215 shares of Series A Preferred Stock held by Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”), (ii) 2,655,817 shares of common stock held by Fairmount Healthcare Co-Invest IV L.P. (“Fairmount Fund IV”), and (iii) 23,017 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the date of this table held by Tomas Kiselek, a manager of Fairmount Funds Management LLC (“Fairmount”) and a member of the Company’s board of directors. Excludes (i) 5,398,599 shares of common stock issuable upon the exercise of pre-funded warrants and (ii) 6,407,000 shares of common stock issuable upon the conversion of 6,407 shares of Series A Preferred Stock owned by Fairmount Fund II. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99% and the shares of Series A Preferred Stock are subject to a beneficial ownership limitation of 19.99%, which such limitations restrict Fairmount and its affiliates from exercising that portion of the warrants and converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after exercise or conversion, a number of shares of common stock in excess of the applicable ownership limitation. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the shares of common stock, the beneficial ownership limitation applicable to the shares of Series A Preferred Stock will automatically reduce to 9.99%. Fairmount serves as investment manager for Fairmount Fund II and Fairmount Fund IV. Fairmount Fund II and Fairmount Fund IV have delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in Fairmount Fund II and Fairmount Fund IV’s portfolios. Because Fairmount Fund II and Fairmount Fund IV have divested themselves of voting and investment power over the securities they hold and may not revoke that delegation on less than 61 days’ notice, Fairmount Fund II and Fairmount Fund IV disclaim beneficial ownership of the securities they hold. Peter Harwin and Tomas Kiselak are the managers of Fairmount and may be deemed to have voting and investment power over the shares held by Fairmount Fund II and Fairmount Fund IV. Under Mr. Kiselak’s arrangement with Fairmount, Mr. Kiselak holds the stock options for one or more investment vehicles managed by Fairmount (each, a “Fairmount Fund”). Mr. Kiselak is obligated to turn over to Fairmount any net cash or stock received from the option for the benefit of such Fairmount Fund. Fairmount, Mr. Harwin, and Mr. Kiselak disclaim beneficial ownership of any of the reported securities, except to the extent of their pecuniary interest therein. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(2)

Based on information obtained in connection with the Company’s registration statement on Form S-1 (File No. 333-291541) filed with the SEC on November 14, 2025. All of the shares listed in the table above are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC, all of which shares are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)

Based on information contained in Schedule 13G/A filed with the SEC on February 17, 2026 by entities affiliated with Venrock Healthcare Capital Partners III, L.P. Consists of (i) 570,656 shares of common stock and pre-funded warrants exercisable for up to 546,693 shares of common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”), (ii) 57,017 shares of common stock and pre-funded warrants exercisable for up to 54,637 shares of common stock held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-Investment III”), and (iii) 2,592,691 shares of common stock and pre-funded warrants exercisable for up to 2,385,945 shares of common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”). The pre-funded warrants contain a beneficial ownership limitation, which precludes the exercise of the pre-funded warrants to the extent that, following exercise, VHCP III, VHCP Co-Investment III and VHCP EG, together with their affiliates and other attribution parties, would own more than 9.99% of the common stock outstanding of the Company. VHCP III, VHCP Co-Investment III and VHCP EG are currently prohibited from exercising the pre-funded warrants to the extent that such exercise would result in beneficial ownership of more than 5,116,078 shares of common stock. The figure in the table includes 1,895,714 shares of common stock issuable upon the exercise of the pre-funded warrants. VHCP Management III, LLC (“VHCP Management III”) is the general partner of VHCP III and the manager of VHCP Co-Investment III. VHCP Management EG, LLC (“VHCP Management EG”) is the general partner of VHCP EG. Nimish Shah and Bong Koh are voting members of VHCP Management III and VHCP Management EG and may be deemed beneficial owners of any securities beneficially owned by VHCP Management III and VHCP Management EG. The principal business address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018 and 3340 Hillview Avenue, Palo Alto, CA 94304.

(4)

Based on information contained in Schedule 13G filed with the SEC on February 17, 2026 by entities affiliated with Bellevue Group AG. Belllevue Asset Management AG is a wholly owned subsidiary of Bellevue Group AG, both of which share voting and dispositive power over the 3,341,103 shares of common stock. The address for each of the aforementioned entities is Theaterstrasse 12, Zurich, Switzerland, CH-8001.

(5)

Based on information contained in Schedule 13G filed with the SEC on October 16, 2025 by RA Capital Management, L.P. Consists of 3,214,969 shares of common stock held by RA Capital Healthcare Fund, L.P. (“RACHF”). RA Capital Healthcare Fund GP, LLC is the general partner of RACHF. RA Capital Management, L.P. (“RA Capital”) serves as investment adviser for RACHF and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any of the securities held by RACHF. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RACHF has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RACHF’s portfolio. Because RACHF has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, RACHF disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act and therefore disclaims any obligation to report ownership of such securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any of the securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky and Mr. Shah disclaim beneficial ownership of any of the securities beneficially owned by RA Capital other than for the purpose of

2026 PROXY STATEMENT	31

Security Ownership of Certain Beneficial Owners and Management

determining their obligations under Section 13(d) of the Exchange Act. The principal business address of the persons and entities listed above is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(6)

Based on information obtained in connection with the Company’s registration statement on Form S-1 (File No. 333-292369) filed with the SEC on December 22, 2025. Biotech Growth N.V. is a wholly owned subsidiary of BB Biotech AG, a publicly held investment company, the shares of which are traded on the Swiss and German stock exchanges. The business address for Biotech Growth N.V. is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curaçao.

(7)

Based on information contained in Schedule 13G filed with the SEC on February 17, 2026 by Janus Henderson Group plc on February 17, 2026 and information obtained in connection with the Company’s registration statement on Form S-1 (File No. 333-291541) filed with the SEC on November 14, 2025. Consists of (i) 2,593,351 shares of common stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Master Fund”) and (ii) 470,106 shares of common stock held by Janus Henderson Biotech Innovation Master Fund II Limited (together with Janus Master Fund, the “Janus Funds”). Janus Henderson Group plc is the ultimate parent of Janus Henderson Investors US LLC (“Janus”). Janus is an investment adviser registered under the Investment Advisers Act of 1940, as amended, that acts as investment adviser for each of the Janus Funds. Janus has the ability to make decisions with respect to the voting and disposition of the securities directly held by the Janus Funds subject to the oversight of the board of directors of each of the Janus Funds. Under the terms of its management contract with each of the Janus Funds, Janus has overall responsibility for directing the investments of each of the Janus Funds in accordance with the investment objective, policies, and limitations of each of the Janus Funds. Each of the Janus Funds has one or more portfolio managers appointed by and serving at the pleasure of Janus, and the portfolio managers may be deemed to exercise voting and investment discretion with respect to securities directly held by the Janus Funds. The portfolio managers for each of the Janus Funds are Andrew Acker, Daniel S. Lyons and Agustin Mohedas. The business address for Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom and for each of the other aforementioned parties is c/o Janus Henderson Investors US LLC, 151 Detroit Street, Denver, Colorado 80206.

(8)

Consists of (i) 7,581 shares of common stock and (ii) 924,393 shares of common stock issuable upon the exercise of options held by Mr. Frohlich that have vested or will vest within 60 days of the date of this table.

(9)

Consists of (i) 136,511 shares of common stock, (ii) 14,370 shares of restricted common stock that will vest within 60 days of the date of this table, (iii) 193,982 shares of restricted common stock that will not vest within 60 days of the date of this table and (iv) 335,548 shares of common stock issuable upon the exercise of options held by Dr. King that have vested or will vest within 60 days of the date of this table.

(10)	Consists of 113,177 shares of common stock issuable upon the exercise of options held by Mr. Dobmeier that have vested or will vest within 60 days of the date of this table.

(11)	Consists of 23,017 shares of common stock issuable upon the exercise of options held by Dr. Cain that have vested or will vest within 60 days of the date of this table.

(12)

Consists of (i) 34,126 shares of common stock, (ii) 3,592 shares of restricted common stock that will vest within 60 days of the date of this table, (iii) 48,497 shares of restricted common stock that will not vest within 60 days of the date of this table and (iv) 38,242 shares issuable upon exercise of options held by Dr. Klein that have vested or will vest within 60 days of the date of this table.

(13)	Consists of 69,064 shares of common stock issuable upon the exercise of options held by Ms. Lavelle that have vested or will vest within 60 days of the date of this table.

(14)	Based on information available prior to Mr. Noyes’ termination of service with the Company, in connection with the Merger.

(15)

Includes shares described in Notes (1) and (8) through (13) above and 160,538 shares of common stock issuable upon the exercise of options held by Ms. Balta that have vested or will vest within 60 days of the date of this table.

32	JADE BIOSCIENCES

Executive and Director Compensation

This section provides information about the material components of our executive compensation program for our current and former executive officers who are named in the Summary Compensation Table below, whom we refer to as our “named executive officers” or “NEOs,” consisting of the following persons for 2025:

•	Tom Frohlich, our Chief Executive Officer, President and Director

•	Andrew King, Ph.D., our Chief Scientific Officer & Head of Research and Development

•	Bradford Dahms, our Chief Financial Officer

•	Timothy P. Noyes, our Former Chief Executive Officer

Mr. Frohlich and Dr. King were appointed to these positions effective April 28, 2025, in connection with the Merger. Prior to the Merger, they each served in these positions at Pre-Merger Jade. Mr. Dahms was appointed as our Chief Financial Officer effective July 14, 2025. Mr. Noyes’ employment with us terminated effective April 28, 2025, in connection with the Merger.

The compensation described below reflects both compensatory decisions necessary to engage a new leadership team following the Merger and compensatory decisions made by Aerovate prior to the consummation of the Merger with respect to Mr. Noyes and compensatory decisions made by Pre-Merger Jade prior to the consummation of the Merger with respect to Mr. Frohlich and Dr. King. All equity award and share information in this section is presented after giving effect to the share and equity award conversion completed in the Merger and the reverse stock split implemented in connection with the Merger.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the date of this proxy statement may differ materially from the currently planned programs summarized in this discussion.

2026 PROXY STATEMENT	33

Executive and Director Compensation

OUR EXECUTIVE COMPENSATION PRACTICES

WHAT WE DO

Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers and stockholders.

Independent Compensation Committee. Our board of directors has determined that each of the members of the compensation committee is independent.

Independent Compensation Advisor Reports Directly to Compensation Committee. The compensation committee engages its own compensation consultant to assist with compensation decisions.

Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.

Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking.

Competitive Peer Group. Our compensation committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, headcount and stage of development, while also taking into account a number of qualitative criteria.

Clawback Policy. We maintain a clawback policy as required by SEC and Nasdaq rules to recover erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement.

WHAT WE DON’T DO

No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. Executives do not have access to special benefits programs.

No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

Prohibition on Hedging and Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

34	JADE BIOSCIENCES

Summary Compensation Table

The following table shows information regarding the compensation earned by our NEOs during the years ended December 31, 2024 and 2025.

Name and principal position(1)	Year	Salary ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Tom Frohlich(6) Chief Executive Officer, President and Director	2025	621,970	8,779,876	397,913	—	9,799,759
	2024	146,920	1,121,312	96,164	—	1,364,396
Andrew King, Ph.D. Chief Scientific Officer & Head of Research and Development	2025	507,301	3,775,903	258,600	—	4,541,804
	2024	313,636	348,328	89,641	—	751,605
Bradford Dahms Chief Financial Officer	2025	233,013	3,781,940	113,600	3,438	4,131,991

Timothy P. Noyes Former Chief Executive Officer	2025	213,767	—	—	1,600,716	1,814,483
	2024	641,000	2,750,536	—	—	3,391,536

(1)

The amounts reflected herein for Mr. Frohlich and Dr. King for 2024 and 2025 include compensation they received from Pre-Merger Jade prior to the Merger. The amounts reflected herein for Mr. Noyes for 2024 and 2025 include compensation he received from Aerovate prior to the Merger.

(2)

Amounts in this column for 2024 for Dr. King include $117,501 of consulting fees related to consulting services provided to Pre-Merger Jade prior to his commencement of employment. Base salaries paid during 2024 (with respect to Mr. Frohlich and Dr. King) and 2025 (with respect to Mr. Dahms) as reflected in this column were pro-rated based on the NEOs’ respective start dates.

(3)

Represents the grant date fair value of option awards granted during the applicable year computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. See Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026 for a description of the assumptions used in valuing our option awards other than Mr. Noyes option awards granted in 2024. For Mr. Noyes’s options awards granted in 2024, the following range of assumptions were used in calculating the grant date fair value of such awards: (i) expected volatility of 74% – 90%, (ii) expected term of 5.3 – 6.1 years, (iii) risk-free interest rate of 3.5% – 4.8%, (iv) an expected dividend yield of 0%, and (v) a stock price equal to the closing price of Aerovate’s common stock on the date of grant.

(4)	Represents bonuses pursuant to our annual incentive plan, as described in more detail under “Narrative Disclosure to Compensation Tables—Bonus Compensation.”

(5)

For Mr. Dahms, represents payment of the legal fees incurred by him in connection with the negotiation of his employment offer letter. For Mr. Noyes, represents the severance payments and benefits he received in connection with his termination of employment, as discussed in more detail under “Narrative Disclosure to Compensation Tables—Aerovate Arrangements.”

(6)

Mr. Frohlich is employed by our Canadian subsidiary, Jade Biosciences Canada, ULC. Mr. Frohlich’s cash compensation is paid in Canadian dollars and the values in the table above were converted to U.S. dollars based on the exchange rate on the date that such payments were made.

NARRATIVE DISCLOSURE TO COMPENSATION TABLES

The primary elements of compensation for our NEOs are base salary, annual bonuses and long-term incentive awards in the form of equity awards. The NEOs also participate in employee benefit plans and programs that we offer to our other employees, as described below.

2026 PROXY STATEMENT	35

Summary Compensation Table

Peer Group

In January 2025, Pre-Merger Jade, in consultation with Alpine, the compensation committee’s independent compensation consultant, established a peer group that focuses on U.S.-based, pre-clinical or early clinical biopharma companies (with priority placed on companies with a similar therapeutic focus) with a market capitalization ranging from $300 million to $2.75 billion, less than 150 employees and a geographic focus on biotechnology talent hubs. The peer group, which was used in making compensation decisions in connection with establishing post-Merger executive compensation for 2025, includes the following companies (the “Peer Group”):

ACELYRIN, Inc.	Alumis Inc.	Apogee Therapeutics, Inc.
Astria Therapeutics, Inc.	CARGO Therapeutics, Inc.	Contineum Therapeutics, Inc.
Dianthus Therapeutics, Inc.	Entrada Therapeutics, Inc.	Janux Therapeutics, Inc.
Kymera Therapeutics, Inc.	Kyverna Therapeutics, Inc.	Lyell Immunopharma, Inc.
Oruka Therapeutics, Inc.	Pliant Therapeutics, Inc.	Prime Medicine, Inc.
Septerna Therapeutics, Inc.	Spyre Therapeutics, Inc.	Third Harmonic Bio, Inc.
Upstream Bio, Inc.	Zenas BioPharma, Inc.

While market data is helpful to the compensation committee in setting the compensation framework and guiding decisions, other factors such as Company strategy, stockholder feedback, tenure, performance and criticality are also considered.

Annual Base Salary

We pay our NEOs a base salary to compensate them for the satisfactory performance of services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent. In April 2025, the board of directors of Pre-Merger Jade set the 2025 base salaries for Mr. Frohlich and Dr. King, effective as of the Closing of the Merger. Mr. Dahms’ base salary was effective at the time of his commencement of employment. All decisions related to Mr. Noyes’ 2025 base salary were made by Aerovate prior to the Merger.

Our NEOs’ base salary rates for 2025 are shown in the table below:

Named Executive Officer	2024 Base Salary	2025 Base Salary(1)	Percentage Increase
Mr. Frohlich	$600,000	$630,000	5.0%
Dr. King	$470,000	$525,000	11.7%
Mr. Dahms	—	$500,000	—
Mr. Noyes	$641,000	$641,000	—

(1)

The 2025 base salaries for Mr. Frohlich and Dr. King were effective as of the Closing of the Merger on April 28, 2025. The 2025 base salary for Mr. Dahms was effective as of July 14, 2025, the date he commenced employment. Mr. Noyes ceased to be our Chief Executive Officer as of the Closing.

Bonus Compensation

We maintain an annual incentive plan under which our employees, including our NEOs, are eligible to receive annual cash bonus payments. The annual incentive plan provides for annual cash bonus opportunities and payouts based on the achievement of specific, pre-established corporate performance objectives. As of January 1, 2025, the target bonuses (expressed as a percentage of annual base salary) for Mr. Frohlich and Dr. King were 50% and 35%, respectively. In April 2025, the board of directors of Pre-Merger Jade adjusted the target bonus for Mr. Frohlich and Dr. King to 55% and 45%, respectively, effective as of the day following the Closing of the Merger. Mr. Dahm’s target bonus was set at 40% at the time of his commencement of employment. Mr. Noyes was eligible for a target bonus of 55% but did not receive an annual bonus for 2025 as a result of his termination of employment in connection with the Merger.

36	JADE BIOSCIENCES

Summary Compensation Table

Pre-Merger Jade established the corporate goals and targets for the 2025 bonus program. Following their review of our performance during 2025, the compensation committee and board determined an achievement level of 120% of the corporate performance goals under the 2025 bonus program based on the achievement of, among other things, the execution of key nonclinical studies and regulatory interactions, completion of Phase 1 dosing for JADE101, nomination of the JADE201 and JADE301 development candidates, disclosure of the JADE201 preclinical profile, achievement of hiring and retention goals, and successful completion of the Merger and financing objectives. The final 2025 annual bonus amounts earned by each of our NEOs are set forth in the “Summary Compensation Table” above. Mr. Dahms’s 2025 annual bonus was pro-rated based on his start date.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and executive officers. Our board of directors and compensation committee are responsible for approving equity grants. We typically grant equity awards to new hires upon their commencing employment with us, and annual awards as needed for ongoing employees. Generally, our equity awards vest over four years, subject to the employee’s continued service with us on each vesting date.

Prior to the amendment and restatement of their employment letter agreements with Pre-Merger Jade on April 28, 2025, in connection with the Merger, Mr. Frohlich’s employment letter agreement, dated December 31, 2024, and Dr. King’s employment letter agreement, dated July 31, 2024, provided for periodic grants of stock options sufficient to maintain their ownership interests in Pre-Merger Jade at approximately 5% and 2%, respectively, on a fully-diluted basis (the “Replenishment Options Requirement”), until Pre-Merger Jade had raised an aggregate of $200 million in financing. Prior to the Closing of the Merger, certain investors agreed to purchase shares of Pre-Merger Jade common stock or pre-funded warrants for an aggregate purchase price of approximately $300 million (the “Jade Pre-Merger Financing”), including the conversion of $95 million in previously issued convertible notes, plus interest and premiums thereon. The Jade Pre-Merger Financing triggered the Replenishment Options Requirement under Mr. Frohlich and Dr. King’s then-existing employment letter agreements. As a result, in January 2025, Pre-Merger Jade granted Mr. Frohlich and Dr. King options to purchase 1,060,732 shares and 238,894 shares of Pre-Merger Jade common stock, respectively. The options vest in 48 equal monthly installments following the vesting commencement date (January 29, 2025), subject to the executive’s continued service through each vesting date, and have an exercise price of $6.03 per share, which was the fair market value of a share of our common stock on the grant date as determined by an independent third-party valuation.

Also in January 2025, Pre-Merger Jade granted Mr. Frohlich and Dr. King options to purchase 779,934 shares and 552,709 shares of our common stock, respectively. The options vest as to 25% of the underlying shares on the one-year anniversary of the vesting commencement date (January 29, 2025), and the remainder vest in equal monthly installments over the three-year period thereafter, subject to their continued service through each vesting date. The options had an exercise price of $6.03 per share, which was the fair market value of a share of our common stock on the grant date as determined by an independent third-party valuation.

On July 14, 2025, in connection with his commencement of employment with us, we granted Mr. Dahms options to purchase 526,000 shares of our common stock. The options vest as to 25% of the underlying shares on the one-year anniversary of the vesting commencement date (July 14, 2025), and the remainder vests in equal monthly installments over the three-year period thereafter, subject to Mr. Dahms’s continued service through each vesting date. The options have an exercise price of $9.00 per share, which was the fair market value of a share of our common stock on the grant date.

Mr. Noyes did not receive any equity grants during 2025.

The outstanding equity awards granted to our NEOs are eligible to vest on an accelerated basis in accordance with their employment letter agreements, as described below.

Employment Arrangements with our NEOs

We have entered into employment letter agreements with each of our current NEOs. In addition, we entered a separation agreement with Mr. Noyes in connection with his termination of employment in connection with the Merger.

2026 PROXY STATEMENT	37

Summary Compensation Table

Employment Letter with Tom Frohlich

We have entered into an amended and restated employment letter agreement with Mr. Frohlich, dated April 28, 2025 (the “Frohlich Agreement”), pursuant to which Mr. Frohlich serves as our Chief Executive Officer and President. The Frohlich Agreement provides for Mr. Frohlich’s annual base salary and target annual bonus. Additionally, under the Frohlich Agreement, Mr. Frohlich is eligible to participate in all employee benefit plans and programs available to full-time employees in Canada.

If Mr. Frohlich’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation, as well as any further statutory obligations pursuant to the British Columbia Employment Standards Act. In addition, in the event of a termination without cause or resignation for good reason, Mr. Frohlich will be entitled to certain severance benefits under the Frohlich Agreement, subject to his execution of a release of claims.

Under the Frohlich Agreement, in the event of a termination without cause or resignation for good reason more than three months prior to or more than 12 months following a change in control (each as defined in the Frohlich Agreement), he would be eligible to receive: (1) severance payments equal to 12 months of his base salary plus 15% to account for lost benefits, (2) accelerated vesting of 30% of the unvested portion of any outstanding time-based equity awards, and (3) any bonus earned but unpaid for the prior year; however, if such termination occurs within three months prior to or within 12 months following a change in control, Mr. Frohlich would instead be eligible to receive: (A) severance payments equal to 1.5 times the sum of his base salary and target bonus plus 15% of his base salary to account for lost benefits, (B) accelerated vesting of all outstanding time-based equity awards, and (C) any bonus earned but unpaid for the prior year.

Employment Letters with Andrew King, Ph.D. and Bradford Dahms

We have entered into an amended and restated employment letter agreement with Dr. King, dated April 28, 2025 (the “King Agreement”), and an employment letter agreement with Mr. Dahms, dated June 25, 2025 (the “Dahms Agreement”), pursuant to which Dr. King serves as our Chief Scientific Officer & Head of Research and Development and Mr. Dahms serves as our Chief Financial Officer. The King Agreement and the Dahms Agreement provide for Dr. King’s and Mr. Dahms’ annual base salaries and target annual bonuses. Additionally, under these agreements, they are eligible to participate in all employee benefit plans and programs available to our U.S.-based employees.

If Dr. King’s or Mr. Dahms’ employment terminates, they will be entitled to receive amounts previously earned during their term of employment, including unpaid salary and accrued but unused vacation. In addition, in the event of a termination without cause or resignation for good reason, they will be entitled to certain severance benefits under the King Agreement and the Dahms Agreement, respectively, subject to their execution of a release of claims.

Under the King Agreement and the Dahms Agreement, in the event of a termination without cause or resignation for good reason more than three months prior to or more than 12 months following a change in control (each as defined in the applicable employment letter agreement), Dr. King and Mr. Dahms would be eligible to receive: (1) severance payments equal to 12 months of their respective base salary, (2) any bonus earned but unpaid for the prior year, and (3) company-subsidized continuation coverage under our group health plans for up to 12 months; however, if such termination occurs within three months prior to or within 12 months following a change in control, they would instead be eligible to receive: (A) severance payments equal to 1.5 times their respective base salary plus their respective target bonus, (B) accelerated vesting of all outstanding time-based equity awards, (C) any bonus earned but unpaid for the prior year (plus, for Mr. Dahms, a prorated annual bonus for the year in which his termination occurs), and (D) an amount equal to 12 months of the employer contributions under our group health plans.

38	JADE BIOSCIENCES

Summary Compensation Table

Aerovate Arrangements

Separation Agreement with Timothy P. Noyes

Mr. Noyes served as Aerovate’s Chief Executive Officer through April 28, 2025. In connection with the Closing of the Merger and the termination of his employment effective April 28, 2025, we entered into a separation agreement and release of claims with Mr. Noyes, pursuant to which he received (1) a lump sum cash severance payment equivalent to 18 months of his annual base salary and 1.5 times his target annual bonus, and (2) a lump-sum payment representing 18 months of health insurance premiums.

Treatment of Aerovate Equity Awards

In connection with the Merger, all outstanding Aerovate stock options held by Mr. Noyes were accelerated and cashed out for an amount equal to the difference between $2.5269 and the applicable per share exercise price of the options; provided, however, that any Aerovate stock options held by Mr. Noyes having an exercise price in excess of $2.5269 were cancelled for no consideration.

2026 PROXY STATEMENT	39

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information regarding the outstanding equity awards held by our NEOs as of December 31, 2025. Mr. Noyes did not hold any outstanding equity awards as of December 31, 2025, and is not included in the table below.

			Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Tom Frohlich	1/29/2025	1/29/2025	243,089	817,643	(2)	6.03	1/29/2035	—		—
	1/29/2025	1/29/2025	—	779,934	(3)	6.03	1/29/2035	—		—
	10/12/2024	10/3/2024	271,581	659,550	(3)	0.96	10/12/2034	—		—
Andrew King, Ph.D.	1/29/2025	1/29/2025	54,747	184,147	(2)	6.03	1/29/2035	—		—
	1/29/2025	1/29/2025	—	552,709	(3)	6.03	1/29/2035	—		—
	10/29/2024	8/1/2024	61,798	123,600	(3)	1.46	10/29/2034	—		—
	9/4/2024	9/4/2024	8,625	18,964	(2)	0.31	9/4/2034	—		—
	6/18/2024	8/1/2024	—	—		—	—	229,907	(4)	3,547,465
Bradford Dahms	7/14/2025	7/14/2025	—	526,000	(3)	9.00	7/14/2035	—		—

(1)	Calculated using the closing price per share of our common stock on December 31, 2025 ($15.43), the last trading day of 2025.

(2)

The stock options vest in 48 equal monthly installments following the vesting commencement date, subject to continued service through each vesting date. The stock options are subject to accelerated vesting in certain circumstances as described above under “—Employment Letter Agreements with Our NEOs.”

(3)

The stock options vest over a period of four years, with 25% of the shares underlying the options vesting on the one-year anniversary of the vesting commencement date, and 1/48 of the shares underlying the options vesting on a monthly basis thereafter, subject to continued service through each vesting date. The stock options are subject to accelerated vesting in certain circumstances as described above under “—Employment Letter Agreements with Our NEOs.”

(4)

These shares of restricted stock vest over a period of four years, with 25% of the shares underlying the restricted stock award vesting on the one-year anniversary of the vesting commencement date, and 1/48 of the shares underlying the restricted stock award vesting on a monthly basis thereafter, subject to continued service through each vesting date. The shares are subject to accelerated vesting in certain circumstances as described above under “—Employment Letter Agreements with Our NEOs.”

OTHER ELEMENTS OF COMPENSATION

Perquisites, Health and Welfare Benefits

Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on generally the same basis as all of our other employees in the country where the NEO resides.

We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances. Our board of directors or compensation committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

40	JADE BIOSCIENCES

Outstanding Equity Awards at Fiscal
Year-End

Retirement Plans
Our U.S. employees who satisfy certain eligibility requirements are eligible to participate in our 401(k) Plan, and our Canadian employees who satisfy certain eligibility requirements are eligible to participate in our Registered Retirement Savings Plan (the “RRSP”). Our NEOs are eligible to participate in these plans on the same basis as our other employees living in the country where the NEO resides. During 2025, following the Merger, we did not make any matching or other contributions under the 401(k) Plan or RRSP. However, in 2026, we will make contributions equal to the first 3% of eligible compensation for eligible employees, subject to a legal maximum for the 401(k) Plan and an equivalent limit for the RRSP.
The 401(k) Plan is intended to qualify as a
tax-qualified
plan under Section 401(k) of the Code. The 401(k) Plan provides that each participant may make pre-tax
deferrals from his or her compensation up to the statutory limit, which is $24,500 for calendar year 2026, and other testing limits. Participants that are 50 years or older can also make
“catch-up”
contributions, which in calendar year 2026 may be up to an additional $8,000 above the statutory limit. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
Nonqualified Deferred Compensation
We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our board of directors or compensation committee may elect to provide our officers and other employees with non-qualified
defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Termination or Change in Control Benefits
Our NEOs may become entitled to certain benefits or enhanced benefits in connection with a change in control and/or certain terminations. Each of our NEOs’ employment letter agreement entitles such NEO to certain benefits upon a qualifying termination and a qualifying termination in connection with a change in control. For additional discussion, please see “—Employment Arrangements with Our NEOs.”
Clawbacks
In accordance with updated Nasdaq listing standards, our board of directors adopted a clawback policy applicable to incentive-based compensation granted to our current and former executive officers. In the event of an accounting restatement to correct our material noncompliance with a financial reporting requirement, our clawback policy requires us to seek recovery of incentive-based compensation paid during the last three completed fiscal years in excess of what otherwise would have been received by any current or former executive officer based on a restated financial reporting measure, calculated on a pre-tax
basis, other than in limited circumstances. The policy grants the board of directors or designated committee of the board of directors discretion to determine the manner of recovery.
Equity Award Timing Policies and Practices
Equity awards to employees are typically granted in connection with our annual award process, as well as to new hires in connection with their commencement of employment. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the compensation committee or board before granting an equity award, the compensation committee or board as applicable will consider such information and use their business judgment to determine
whether to delay the grant of equity to avoid any appearance of impropriety. For all stock option awards, the exercise price is the closing price of our common stock on the Nasdaq Stock Market on the date of the grant (or if the grant date is not a trading day, then on the immediately preceding trading day). During 2025, we did not grant stock options, stock appreciation rights, or similar option-like
instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
10-K,
10-Q,
or Form
8-K
that discloses material nonpublic information.

2026 PROXY STATEMENT	41

Director Compensation

We compensate the non-employee members of our board of directors using cash and stock-based compensation. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. In addition, we have reimbursed, and will continue to reimburse, our non-employee directors for their actual out-of-pocket costs and expenses incurred in connection with attending board meetings.

Prior to the Merger, Aerovate maintained, and we continue to maintain, a non-employee director compensation program, which provides for annual retainer fees and long-term equity awards for our non-employee directors. Further, non-employee directors serving as the chairs or as members on the audit, compensation and nominating and corporate governance committees will receive additional annual retainers.

Under the non-employee director compensation programs in effect during 2025 prior to and following the Merger, non-employee directors were eligible to receive the following cash retainers:

	Pre-Merger	Post-Merger

Annual Cash Retainers:

Chair	$65,000	$70,000

Non-Chair Member	$35,000	$40,000

Audit Committee Retainers:

Chair	$15,000	$15,000

Non-Chair Member	$7,500	$7,500

Compensation Committee Retainers:

Chair	$10,000	$12,000

Non-Chair Member	$5,000	$6,000

Nominating and Corporate Governance Committee Retainers:

Chair	$8,000	$10,000

Non-Chair Member	$4,000	$5,000

Non-employee directors are also eligible to receive long-term equity awards. No non-employee directors of Aerovate were granted long-term equity awards during 2025 prior to the Merger, and all awards held by Aerovate non-employee directors accelerated in full upon the Merger. In January 2025, in consideration of the dilution resulting from the Jade Pre-Merger Financing, non-employee directors of Pre-Merger Jade who were not affiliated with Fairmount received a one-time grant of stock options. Mr. Dobmeier received an award of stock options to purchase 176,771 shares of our common stock, Ms. Lavelle received an award of stock options to purchase 88,380 shares of our common stock, and Mr. Klein received an award of stock options to purchase 48,720 shares of our common stock. These stock options vest as to 25% of the underlying shares on the one-year anniversary of the vesting commencement date (January 29, 2025), and the remainder vest in equal monthly installments over the three-year period thereafter, subject to continued service through each vesting date. The options have an exercise price of $6.03 per share, which was the fair market value of a share of our common stock on the grant date as determined by an independent third-party valuation.

Upon the consummation of the Merger, each of the non-employee directors appointed to our board of directors in connection with the Merger received an award of stock options to purchase 23,017 shares of our common stock pursuant to our director compensation program. These options vest on the first to occur of (1) April 29, 2026 or (2) the date of the 2026 annual meeting of our stockholders, subject to continued service through each vesting date. The options have an exercise price of $10.14 per share, which was the fair market value of a share of our common stock on the grant date.

Under our current director compensation program, non-employee directors are eligible to receive, upon their initial election or appointment to our board of directors, options to purchase 70,000 shares of our common stock. However, if the value of an initial award on the grant date would exceed $800,000, then the number of shares of common stock

42	JADE BIOSCIENCES

Director Compensation

subject to the initial award will be reduced so that the value will be equal to this limit. In addition, on the date of each annual meeting of our stockholders, non-employee directors are eligible to receive options to purchase 35,000 shares of our common stock. However, if the value of an annual award on the grant date would exceed $400,000, then the number of shares of common stock subject to the annual award will be reduced so that the value will be equal to this limit. The initial stock option awards vest in equal monthly installments through the third anniversary of the date of grant, subject to continued service through each vesting date. Annual awards will be granted on the date of each annual meeting of our stockholders and vest on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders, subject to continued service through each vesting date. All equity awards granted to our non-employee directors will also vest in full upon a change in control.

Compensation under our non-employee director compensation program is subject to the annual limits on non-employee director compensation set forth in the 2025 Stock Incentive Plan. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2025 Stock Incentive Plan.

The following table summarizes the compensation earned or paid to each person who served as a non-employee director for some portion of 2025. Mr. Frohlich is not included in the following table as he served as an executive officer during 2025 and his compensation is included in the Summary Compensation Table above. Mr. Frohlich does not receive any compensation for his service as a member of the board of directors.

Name(1)(2)	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)

Eric Dobmeier, J.D.	$55,688	$171,247	—	$226,935

Chris Cain, Ph.D.	$34,425	$171,247	—	$205,672

Tomas Kiselak	$35,100	$171,247	—	$206,347

Lawrence Klein, Ph.D.	$38,812	$171,247	—	$210,059

Erin Lavelle	$41,175	$171,247	—	$212,422

Habib J. Dable	$21,250	—	—	$21,250

Allison Dorval	$25,000	—	—	$25,000

David Grayzel, M.D.	$10,750	—	—	$10,750

Mark Iwicki	$26,250	—	—	$26,250

Joshua Resnick, M.D.	$19,500	—	—	$19,500

Donald J. Santel	$9,750	—	—	$9,750

(1)	The amounts reflected herein for directors who served on the Pre-Merger Jade board of directors do not include any compensation they received from Pre-Merger Jade prior to the Merger.

(2)

Mr. Dable, Ms. Dorval, Dr. Grayzel, Mr. Iwicki, Dr. Resnick, and Mr. Santel resigned from our board of directors effective as of April 28, 2025. In connection with the Merger on April 28, 2025, Mr. Dobmeier, Dr. Cain, Mr. Kiselak, Dr. Klein, and Ms. Lavelle were appointed to our board of directors.

(3)

Except as described in footnote (4), represents the grant date fair value of option awards granted during 2025 computed in accordance with FASB ASC 718. See Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 6, 2026 for a description of the assumptions used in valuing our option awards.

2026 PROXY STATEMENT	43

Director Compensation

The aggregate number of shares subject to stock options and restricted stock outstanding at December 31, 2025 for each non-employee director was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2025	Number of Shares of Restricted Stock Outstanding at December 31, 2025

Eric Dobmeier, J.D.	292,901	—

Chris Cain, Ph.D.	23,017	—

Tomas Kiselak	23,017	—

Lawrence Klein, Ph.D.	71,737	55,681

Erin Lavelle	157,953	—

Habib J. Dable	—	—

Allison Dorval	—	—

David Grayzel, M.D.	—	—

Mark Iwicki	—

Joshua Resnick, M.D.	—	—

Donald J. Santel	—	—

44	JADE BIOSCIENCES

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2025.

	(A) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Right	(C) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders:(1)

2025 Stock Incentive Plan(2)	2,344,408	$9.45	6,167,494

2025 Employee Stock Purchase Plan(3)	—	—	476,951

2024 Equity Incentive Plan(4)	7,391,670	$4.79	—

Equity compensation plans not approved by security holders	—	—	—

Total Equity Incentive Plans	9,736,078		6,644,445

(1)

The material features of our equity incentive plans are more fully described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 6, 2026.

(2)

The 2025 Stock Incentive Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year through and including January 1, 2035 equal to (1) 5% of our diluted stock on the preceding December 31, or (2) a lesser amount approved by the board of directors each year.

(3)

The 2025 Employee Stock Purchase Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year through and including January 1, 2035 equal to (1) the lesser of 1% of our diluted stock on the preceding December 31 or 2,000,000, or (2) a lesser amount approved by the board of directors each year. As of December 31, 2025, 49,213 of the 476,951 shares available for issuance under the 2025 Employee Stock Purchase Plan were eligible to be purchased during the offering period in effect on such date.

(4)	Stock options granted by Pre-Merger Jade under the 2024 Equity Incentive Plan were assumed by us in connection with the Merger. No further awards may be made under the 2024 Equity Incentive Plan.

2026 PROXY STATEMENT	45

Certain Relationships and Related Party Transactions

The following is a description of each transaction involving (1) the Company since the Closing, including proposed transactions, (2) Pre-Merger Jade since June 18, 2024 (its inception) through the Closing, and (3) Aerovate, beginning on January 1, 2024, and in which:

•	the Company, Pre-Merger Jade, or Aerovate has been, or is to be, a participant;

•

the amount involved exceeded or will exceed the lesser of $120,000 and 1% of the average of either the Company’s, Pre-Merger Jade’s, or Aerovate’s total assets (as the case may be) at year end for the last two completed fiscal years; and

•

in which the directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of capital stock of the Company, Pre-Merger Jade, or Aerovate (as the case may be), or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had or will have a direct or indirect material interest.

Other than the compensation agreements and other arrangements disclosed above in the section titled “Executive and Director Compensation,” and the transactions described below, since the Closing of the Merger, there were no transactions or series of similar transactions to which Aerovate, Pre-Merger Jade, or the Company were a party in which the amount involved exceed $120,000 (or, if less, 1% of the average of Aerovate, Pre-Merger Jade, or the Company’s total asset amounts (as the case may be) at year end for the last two completed fiscal years) and in which any director, executive officer, holder of 5% or more of any class of Aerovate’s, Pre-Merger Jade’s or the Company’s capital stock (as the case may be) or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had a direct or indirect material interest.

Aerovate Transactions

Since January 1, 2024, there was not any transaction or series of similar transactions to which Aerovate was a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of Aerovate’s total assets amounts at December 31, 2025 and 2024) and in which any director, executive officer, holder of 5% or more of any class of Aerovate’s capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had a direct or indirect material interest.

Indemnification Agreements

Aerovate entered into agreements to indemnify its directors and executive officers. These agreements, among other things, required Aerovate to indemnify those individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of Aerovate’s board of directors to the maximum extent allowed under Delaware law.

Pre-Merger Jade Transactions

Private Placements of Securities

Initial Financing

In June 2024, Pre-Merger Jade completed a financing of Pre-Merger Jade preferred stock and Pre-Merger Jade common stock and issued and sold (i) an aggregate of 20,000,000 shares of Pre-Merger Jade preferred stock to Fairmount at a purchase price of $0.0001 per share per share and (ii) an aggregate of 5,000,000 shares of Pre-Merger

46	JADE BIOSCIENCES

Certain Relationships and Related Party Transactions

Jade common stock to Paragon Therapeutics, Inc. (“Paragon”) at a purchase price of $0.0001 per share, 2,500,000 of which Paragon subsequently contributed to Parade Biosciences Holding LLC (“Parade”). Fairmount beneficially owns more than 5% of a class of our voting securities, has two seats on our board and beneficially owns more than 5% of Paragon. Fairmount appointed Paragon’s board of directors and has the contractual right to approve the appointment of any executive officers of Paragon.

Convertible Note Financing

In July and September 2024, Pre-Merger Jade completed convertible note financings in which it issued and sold to certain investors an aggregate principal amount of $80 million and $15 million, respectively, in convertible notes at an interest rate of 12% per annum. The principal amount and all accrued interest under each convertible note were converted into a number of shares of Pre-Merger Jade common stock equal to the quotient obtained by dividing the purchase price by the conversion price in connection with the Pre-Closing Financing, which constituted a “Next Equity Financing” under the convertible notes. In the Pre-Closing Financing, the conversion price of the convertible notes was the product resulting from multiplying the price per share in the Next Equity Financing by 80%, or $4.75. The following table summarizes the purchases of Pre-Merger Jade convertible notes by related persons:

Purchaser	Principal Amount	Interest Rate (Per Annum)

Entities affiliated with Fairmount	20,000,000	12%

Pre-Closing Financing

On October 30, 2024, in connection with the execution of the Merger Agreement, Pre-Merger Jade entered into a Subscription Agreement to consummate the Pre-Closing Financing. Pursuant to the subscription agreement, the investors party thereto purchased 43,947,116 shares of Pre-Merger Jade common stock and 12,305,898 Pre-Merger Jade pre-funded warrants for gross proceeds of approximately $334.2 million (which includes $95.0 million of proceeds previously received from the issuance of the convertible notes and accrued interest of $8.3 million on such notes and the conversion of such notes into shares of Pre-Merger Jade common stock and pre-funded warrants), immediately prior to the Closing and before the effect of the 1-for-35 reverse stock split of Aerovate common stock (the “Pre-Closing Financing”). Five of the investors or their affiliates were beneficial holders of more than 5% of Pre-Merger Jade’s capital stock, and the table below sets forth the number of shares of Pre-Merger Jade common stock and Pre-Merger Jade pre-funded warrants purchased by such holders at the closing of the Pre-Closing Financing.

Participant	Shares of Jade Common Stock	Pre-Funded Warrants of Jade	Total Purchase Price

Entities affiliated with Fairmount	5,088,533	7,912,493	$77,235,616	(1)

Entities affiliated with Venrock Healthcare Capital Partners	5,088,532	3,872,587	$53,235,616	(2)

Entities affiliated with FMR LLC	4,713,224	—	$16,669,178

Entities affiliated with Deep Track Capital	4,700,886	—	$27,926,712	(3)

Entities affiliated with Frazier Life Sciences	2,805,912	—	$16,669,178	(4)

(1)	Includes $20.0 million of proceeds previously received by Jade from the issuance of a convertible note and accrued interest on such note, with the remainder of the purchase price paid in cash.

(2)	Includes $20.0 million of proceeds previously received by Jade from the issuance of a convertible note and accrued interest on such note, with the remainder of the purchase price paid in cash.

(3)	Includes $15.0 million of proceeds previously received by Jade from the issuance of a convertible note and accrued interest on such note, with the remainder of the purchase price paid in cash.

(4)	Includes $10.0 million of proceeds previously received by Jade from the issuance of a convertible note and accrued interest on such note, with the remainder of the purchase price paid in cash.

2026 PROXY STATEMENT	47

Certain Relationships and Related Party Transactions

Company Transactions

October 2025 PIPE

On October 6, 2025, we entered into a Securities Purchase Agreement dated October 6, 2025 with certain investors named therein to consummate a private placement (the “October 2025 PIPE”). Pursuant to the agreement, the investors purchased (i) an aggregate of 13,368,164 shares of our common stock (the “October 2025 PIPE Shares”) at a price per share of $9.14 and (ii) pre-funded warrants to purchase an aggregate of 1,402,092 shares of our common stock at a purchase price of $9.1399 per pre-funded warrant, which represents the per share purchase price of the October 2025 PIPE Shares less the $0.0001 per share exercise price for each pre-funded warrant, for an aggregate purchase price of approximately $135 million. Three of the investors or their affiliates were beneficial holders of more than 5% of our capital stock, and the table below sets forth the number of shares of our common stock and pre-funded warrants purchased by such holders at the closing of the October 2025 PIPE.

Participant	Shares of Jade Common Stock	Pre-Funded Warrants of Jade	Total Purchase Price

Entities affiliated with Fairmount	1,333,126	855,047	$19,999,816

Entities affiliated with FMR LLC	2,005,224	—	$18,327,748

Entities affiliated with Venrock Healthcare Capital Partners	—	547,045	$4,999,937

Our Relationship with Paragon, Parade and Fairmount

We are party to an Antibody Discovery and Option Agreement (the “Paragon Option Agreement”) with Paragon and Parade and the JADE101 License Agreement (as defined herein) and JADE201 License Agreement (as defined herein) with Paragon. Fairmount beneficially owns more than 5% of a class of Jade’s voting securities, two of Jade’s directors are affiliated with Fairmount (Tomas Kiselak and Chris Cain) and Fairmount beneficially owns more than 5% of Paragon. Fairmount appointed Paragon’s board of directors and has the contractual right to approve the appointment of any executive officers of Paragon.

Paragon Option Agreement

In July 2024, we entered into the Paragon Option Agreement for the selected target, APRIL, for our initial research program, JADE101. The Paragon Option Agreement was amended in September 2024 to add two additional targets for JADE201 and JADE301. Under the Paragon Option Agreement, we have the exclusive option (an “Option”), on a Research Program-by-Research Program (as defined below) basis, to enter into a separate agreement with Paragon consistent with a set of terms that are pre-negotiated and attached to the Paragon Option Agreement as an exhibit (a “License Agreement”). If we exercise an Option and finalize the related license agreement, we will be required to make non-refundable milestone payments to Paragon of up to $12.0 million under such license agreement upon the achievement of certain clinical development milestones, up to $10.0 million under such license agreement upon the achievement of certain regulatory milestones, as well as tiered royalty payments in the low-to-mid single-digits beginning on the first commercial sale of each developed product. From time to time, we can choose to add additional targets to the Paragon Option Agreement by mutual agreement with Paragon.

Under the terms of the Paragon Option Agreement, Paragon agreed to perform certain research activities to discover, generate, identify, and characterize one or more antibody candidates directed to certain mutually agreed therapeutic targets of interest to us (each, a “Research Program”). The Option with respect to each Research Program is exercisable at our sole discretion at any time during the period beginning on the initiation of activities under the associated Research Program and ending a specified number of days following the delivery of the data package from Paragon related to the results of the Research Program (an “Option Period”). The Paragon Option Agreement requires us, Paragon, and Parade to develop a research plan for each target that includes design, modeling, synthesis, evaluation, and other mutually agreed activities (each, a “Research Plan”), which activities may include performing preclinical studies. Paragon will perform the activities set forth in each Research Plan on the timelines set forth in such

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Certain Relationships and Related Party Transactions

Research Plan and in compliance with a mutually agreed budget. Each Research Program will be overseen and coordinated by a joint development committee consisting of two employees from Jade and two employees from Paragon, with Jade and Paragon each having one vote with respect to decisions of the committee. When Paragon and Parade have produced an antibody against a selected target, and upon the completion of each Research Program, Paragon and Parade will deliver to us a data package that includes sequence information for all then-existing antibodies and information directed to such target. We, Paragon and Parade have developed a Research Plan for JADE101, JADE201, and JADE301 consistent with the foregoing, and Paragon and Parade have delivered the respective antibodies in accordance with the Research Plans.

Any License Agreement entered into with respect to a given Research Program is expected to be consistent with pre-negotiated terms attached to the Paragon Option Agreement and shall contain the same milestone payment obligations as the Paragon Option Agreement, provided that any milestone set in the Paragon Option Agreement that has not yet been achieved and is duplicated in such License Agreement shall no longer be achievable and payable under the terms of the Paragon Option Agreement and shall only be achievable under the terms of the License Agreement. For the avoidance of doubt, if a milestone is achieved and paid by us pursuant to the Paragon Option Agreement for a certain Research Program, then there shall be no milestone payment due for the achievement of such milestone under a subsequently executed License Agreement for such Research Program. Further, under a License Agreement, we would also be required to make royalty payments to Paragon in the low to mid-single-digit percentage range based on net sales of products, subject to certain reductions. The royalty term will terminate on a product-by-product and country-by-country basis upon the later of the expiration of the last-to-expire valid claim within the relevant patent rights or the twelfth anniversary of the first commercial sale of such product in such country.

Unless terminated earlier, the Paragon Option Agreement shall continue in force on a Research Program-by-Research Program basis until the later of: (i) the end of the Option Period for such Research Program, as applicable, if such Option is not exercised by us; (ii) if we exercise our Option with respect to a Research Program, but the parties are unable to finalize and execute a License Agreement within 30 days, the expiration of such 30-day period (subject to any mutually agreed extension of such period); and (iii) the expiration of the applicable Research Term (as defined under the Paragon Option Agreement). We may terminate the Paragon Option Agreement or any Research Program at any time for any or no reason upon 30 days’ prior written notice to Paragon, provided that we must pay certain unpaid fees due to Paragon upon such termination, as well as any non-cancellable obligations reasonably incurred by Paragon in connection with its activities under any terminated Research Program. Paragon may terminate the Paragon Option Agreement or a Research Program immediately upon written notice to us if, as a result of any action or failure to act by us or our affiliates, such Research Program or all material activities under the applicable Research Plan are suspended, discontinued or otherwise delayed for a certain consecutive number of months. Each party has the right to terminate the Paragon Option Agreement or any Research Program upon (i) 30 days’ prior written notice of the other party’s material breach that remains uncured for the 30-day period and (ii) the other party’s bankruptcy.

Under the Paragon Option Agreement, we are responsible for any additional development costs incurred by Paragon relating to APRIL, JADE201 and JADE301.

Additionally, pursuant to the Paragon Option Agreement, on each of December 31, 2025 and December 31, 2026, we have granted or will grant, as the case may be, Parade warrants to purchase a number of shares equal to 1.00% of our outstanding capital stock as of the date of the grant on a fully-diluted basis, with an exercise price equal to the fair market value of the underlying shares of our common stock on each respective grant date. On December 31, 2025, Jade granted a warrant to purchase 804,519 shares of common stock to Parade which fulfilled the obligation for the 2025 warrant. Parade is an entity formed by Paragon as a vehicle to hold equity in Jade in order to share profits with certain employees of Paragon and will not perform any substantive role under the Paragon Option Agreement other than to receive such warrants.

JADE101 License Agreement

In October 2024, we entered into a License Agreement with Paragon (the “JADE101 License Agreement”), pursuant to which Paragon granted us a royalty-bearing, worldwide, exclusive and sublicensable license to use, make, sell, import, export and otherwise exploit certain monospecific antibodies and products targeting APRIL in the field of prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas (the “field”). Among other

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Certain Relationships and Related Party Transactions

rights, Paragon specifically granted us a royalty-bearing, worldwide, exclusive and sublicensable in the field to Paragon’s patents covering the antibodies generated under the APRIL Research Plan performed by Paragon under the Option Agreement, and their method of use and method of manufacture. Under the terms of the JADE101 License Agreement, we are obligated to pay Paragon up to $22.0 million based on specific development and regulatory milestones. On a product-by-product basis, we are obligated to pay sublicensing fees of up to approximately $20.1 million, mainly upon the achievement of commercial milestones. We will pay Paragon a low to mid-single-digit percentage royalty based on annual net sales of the products in the field, subject to a 30% reduction if there is no valid patent covering the product in the country of sale. On a country-by-country basis, the royalty term for a product ends on the later of (i) the twelfth anniversary of the date of first sale of the product or (ii) the expiration of the last-to-expire valid patent covering the product in the country at issue.

Paragon will not conduct any new campaigns that generate APRIL monospecific antibodies in the field for at least five years. We and Paragon may pursue the development and commercialization of multispecific antibodies and products directed to APRIL in the field, and we have a right of first negotiation for any such multispecific antibodies and products proposed by Paragon for a period of five years from the execution of the JADE101 License Agreement. The JADE101 License Agreement may be terminated on 60 days’ notice by us; on material breach without cure; and to the extent permitted by law, on a party’s insolvency or bankruptcy.

JADE201 License Agreement

In October 2025, we and Paragon entered into a License Agreement (the “JADE201 License Agreement”), pursuant to which Paragon granted us a royalty-bearing, worldwide, exclusive and sublicensable license to use, make, sell, import, export and otherwise exploit certain antibodies and products targeting BAFF-R in the field. Among other rights, Paragon specifically granted us a royalty-bearing, worldwide, exclusive and sublicensable license in the field to Paragon’s patents covering the antibodies generated under the BAFF-R Research Plan performed by Paragon under the Option Agreement, and their method of use and method of manufacture. Under the terms of the JADE201 License Agreement, we are obligated to pay Paragon up to $22.0 million based on specific development, regulatory and clinical milestones for our first monospecific product to reach such milestones. We will pay Paragon a low to mid-single-digit percentage royalty based on annual net sales of monospecific products in the field, subject to a 30% reduction if there is no valid patent covering the product in the country. On a country-by-country basis, the royalty term for a monospecific product ends on the later of (i) the twelfth anniversary of the date of first sale of the monospecific product or (ii) the expiration of the last-to-expire valid patent covering the monospecific product in the country at issue.

Paragon will not conduct any new campaigns that generate anti-BAFF-R monospecific antibodies in the field for at least 5 years. Paragon may pursue the development and commercialization of multispecific antibodies and products directed at the BAFF-R target in the field, subject to certain rights held by us, and we have a right of first negotiation for any such multispecific antibodies and products proposed by Paragon for a period of five years from the execution of the JADE201 License Agreement. We are obligated to pay Paragon up to $24.0 million based on specific development, regulatory and clinical milestones for each Jade multispecific product to reach such milestones and will pay Paragon a mid-single-digit percentage royalty based on annual net sales of all Jade multispecific products in the field, subject to a 30% reduction if there is no valid patent covering the product in the country of sale. On a country-by-country basis, the royalty term for a multispecific product ends on the later of (i) the twelfth anniversary of the date of first sale of the multispecific product or (ii) the expiration of the last-to-expire valid patent covering the multispecific product in the country at issue. The JADE201 Agreement may be terminated on 60 days’ notice by us; on material breach without cure; and to the extent permitted by law, on a party’s insolvency or bankruptcy.

Equity Grants to Executive Officers and Directors

We have granted restricted stock and stock options to certain of our executive officers and non-employee directors, as more fully described in the section titled “Executive and Director Compensation.”

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Certain Relationships and Related Party Transactions

Employment Arrangements

We have entered into employment letter agreements with our executive officers. For more information regarding these letter agreements, see the section titled “Executive and Director Compensation—Employment Arrangements with our Named Executive Officers.”

Indemnification Agreements and Insurance

We have entered into an indemnification agreement with each of our directors and senior officers and purchased directors’ and officers’ liability insurance. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Review, Approval or Ratification of Transactions with Related Parties

Prior to the Closing, Pre-Merger Jade did not have a formal policy regarding approval of transactions with related parties. All disclosable transactions with related parties that occurred prior to the Closing were approved by the directors not interested in such transactions, pursuant to Section 144(a)(1) of the Delaware General Corporation Law.

Our board of directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee. The policy provides that, subject to limited exceptions, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which (1) the aggregate amount involved since the beginning of the Company’s last completed fiscal year exceeds or is expected to exceed $120,000, (2) the Company or any of our subsidiaries is a participant, and (3) any related person has or will have a direct or indirect interest, will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the material facts and other factors it deems appropriate, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

2026 PROXY STATEMENT	51

Other Matters

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2027, including any stockholder nominations for election to the board of directors, must be received by us no later than [December 29], 2026, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for our 2026 annual meeting of stockholders, in order to be included in our proxy statement and form of proxy relating to the 2027 annual meeting, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of the 2026 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement. In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the date of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2027 annual meeting of stockholders, such a proposal must be received by us no earlier than February 9, 2027 and no later than March 11, 2027. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than 120 calendar days before such annual meeting nor later than 90 calendar days before such annual meeting, or if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2027 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws, which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2027, which is 60 days prior to the one-year anniversary of the date of the 2026 annual meeting.

We intend to file a proxy statement, notice of internet availability of proxy materials and white proxy card with the SEC in connection with the solicitation of proxies for our 2027 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our Company at such date. Requests should be directed to Jade Biosciences, Inc., 221 Crescent St., Building 23, Suite 105, Waltham, Massachusetts 02453, Attention: Corporate Secretary.

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Other Matters

HOUSEHOLDING

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Jade Biosciences, Inc., 221 Crescent St., Building 23, Suite 105, Waltham, Massachusetts 02453, Attention: Corporate Secretary, by calling (818) 616-1044 or by going to www.proxydocs.com/JBIO. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Jade Biosciences, Inc. at the address above or by calling (781) 312-3013. We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Elizabeth Balta

Chief Legal Officer and Corporate Secretary

[April 28], 2026

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Frequently Asked Questions and Other Information

2026 ANNUAL MEETING INFORMATION
Meeting Date:	June 9, 2026
Meeting Place:	www.proxydocs.com/JBIO
Meeting Time:	9:00 a.m. Pacific / 12:00 p.m. Eastern
Record Date:	April 17, 2026

VOTING MATTERS

Management Proposals		Board Vote Recommendation	See Page Number for More Detail

PROPOSAL NO. 1	Election of Class II directors	FOR EACH NOMINEE	Page 4

PROPOSAL NO. 2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	Page 21

PROPOSAL NO. 3	Approval of an amendment to our articles of incorporation to waive jury trials in certain circumstances	FOR	Page 24

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHAT AM I VOTING ON?

There are three proposals scheduled for a vote:

Proposal 1: To elect two (2) directors:

•	Christopher Cain, Ph.D., and

•	Tom Frohlich.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Proposal 3: Approval of an amendment to our articles of incorporation to waive jury trials in certain circumstances.

WHO CAN VOTE AT THE MEETING?

Only stockholders who owned our common stock on April 17, 2026 are entitled to vote at the Annual Meeting. On this record date, there were [    ] shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

HOW MANY VOTES DO I HAVE?

Each share of our common stock that you own as of April 17, 2026 entitles you to one vote.

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Frequently Asked Questions and Other Information

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with SEC rules, and in order to expedite our stockholders’ receipt of proxy materials, lower our costs and reduce the environmental impact of the Annual Meeting, we are making our proxy materials available to stockholders primarily over the internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders instead of a paper copy of the full set of proxy materials. As explained in the Notice, you can view our proxy materials and vote online by visiting www.proxypush.com/JBIO and having available the control number contained in your Notice. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one by following the instructions provided in the Notice. Should you request it, a printed set of proxy materials will be provided free of charge. Requests for a printed set of proxy materials should be made before May 29, 2026 to facilitate timely delivery.

HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?

Stockholders of record as of April 17, 2026 will be able to attend and participate in the Annual Meeting online by accessing www.proxydocs.com/JBIO. To join the Annual Meeting, you will need to have your control number which is included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you subsequently decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time on June 9, 2026. We encourage our stockholders to access the meeting website prior to the start time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log in and test the computer audio system.

Log in Procedures. To attend the virtual Annual Meeting, you must register to attend the Annual Meeting at www.proxydocs.com/JBIO by 9:00a.m. Pacific Time / 12:00 p.m. Eastern Time on June 7, 2026 (the “Registration Deadline”). Stockholders will need their unique control number which appears on your Notice (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other agent as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the Virtual Annual Meeting. Stockholders may submit questions prior to the Annual Meeting after logging into www.proxydocs.com/JBIO as part of the registration process. Stockholders will need their control number which appears on their Notice and proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the annual meeting will be answered during the meeting, subject to applicable time constraints. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness, efficient use of time and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

Technical Assistance. Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have technicians ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided upon your successful registration in the instructional email that will be sent to you prior to the meeting.

HOW DO I VOTE BY PROXY?

With respect to the election of directors, stockholders may (a) vote “For” each of the nominees; or (b) “Withhold” your vote for one or more of the nominees. With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. With

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Frequently Asked Questions and Other Information

respect the approval of the amendment to our articles of incorporation to waive jury trials in certain circumstances, you may vote “For” or “Against” or abstain from voting.

The manner in which your shares may be voted depends on how your shares are held.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record (i.e. you hold shares directly in your name), there are several ways for you to vote your shares. Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote by proxy in advance of the meeting to ensure that your vote is counted.

Via the Internet During the Meeting at: www.proxydocs.com/JBIO	Via the Internet Before the Meeting at: www.proxypush.com/JBIO	Call Toll-Free: (866) 616-1044	Mail Signed Proxy Card Using the Provided Postage-Paid Envelope

VOTE BY INTERNET:

•	Before the Annual Meeting. You may vote at www.proxypush.com/JBIO, 24 hours a day, seven days a week. Use the Control Number on your Notice, proxy card or voting instructions form that is sent to you.

•

During the Virtual Annual Meeting. You may still attend the virtual Annual Meeting and vote during the meeting even if you have already voted by proxy. To attend the Annual Meeting, you must register at www.proxydocs.com/JBIO prior to the Registration Deadline. To vote during the meeting, follow the instructions you receive after your successful registration, and again in an email you receive one hour prior to the start of the meeting.

VOTE BY TELEPHONE: You may vote using a touch-tone telephone by calling (866) 616-1044, twenty-four hours a day, seven days a week. Use the Control Number shown on your Notice, proxy card or voting instructions form that was sent to you.

VOTE BY MAIL: If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card if you are voting via the internet or by telephone. If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that need to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners: Shares Registered in the name of a Broker or Banks

If on April 17, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, agent or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization rather than from Jade. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

If you hold your shares through a brokerage firm, bank, agent or other similar organization (that is, in street name), you will receive instructions from your brokerage firm, bank, agent or other similar organization that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to attend the meeting and vote in person virtually at the Annual Meeting, you should obtain a legal proxy from your brokerage firm, bank, agent or other similar organization and submit a copy in advance of the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

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Frequently Asked Questions and Other Information

MAY I REVOKE MY PROXY?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Elizabeth Balta, in writing before the Annual Meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the Annual Meeting and vote during the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the voting power of our common stock outstanding and entitled to vote as of April 17, 2026 constitutes a quorum at the meeting, permitting us to conduct our business. Holders will be deemed present “in person” at the Annual Meeting by visiting www.proxydocs.com/JBIO on the day of the Annual Meeting and properly registering their attendance by using the control number provided on the Notice or your proxy card (if applicable).

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of PricewaterhouseCoopers LLP must receive “For” votes from the holders of a majority of the votes cast on this matter.

Proposal 3: Approval of an Amendment to our Articles of Incorporation to Waive Jury Trials in Certain Circumstances. The amendment to our articles of incorporation will be adopted if the holders of at least a majority of the voting power of our outstanding shares of capital stock entitled to vote on the amendment vote “For” the amendment.

Voting results will be tabulated and certified by BetaNXT, an independent agent retained by our board of directors to tabulate stockholder votes.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

Shares of common stock held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of (1) the ratification of the appointment of PricewaterhouseCoopers LLP or (2) the approval of the amendment to our articles of incorporation to waive jury trials in certain circumstances, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors, as the two nominees that receive the most “For” votes will be elected, and abstentions are not considered to be a vote cast and will have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions will have the effect of a vote against the approval of the amendment to our articles of incorporation to waive jury trials in certain circumstances.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of PricewaterhouseCoopers LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, this proposal is not expected to have any broker non-votes. Abstentions will have the effect of a vote against the approval of the amendment to our articles of incorporation to waive jury trials in certain circumstances

2026 PROXY STATEMENT	57

Frequently Asked Questions and Other Information

WHO IS PAYING THE COSTS OF SOLICITING THESE PROXIES?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025 that we filed with the SEC on March 6, 2026, we will send you one without charge. Please write to:

Jade Biosciences, Inc.

221 Crescent St., Building 23, Suite 105

Waltham, Massachusetts 02453

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.jadebiosciences.com.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the Company’s ability to achieve the expected benefits or opportunities with respect to JADE101, JADE201 or JADE 301 and their potential therapeutic uses, efficacy, dosing, durability, safety profile and market opportunities. Actual results may differ from those set forth in this proxy statement due to the risks and uncertainties inherent in the Company’s business, including, without limitation: current and future clinical trials may not demonstrate desirable efficacy; adverse events and safety signals may occur; Jade may experience unanticipated costs, difficulties or delays in the product development process; Jade’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; enrollment or regulatory challenges; risks associated with Jade’s dependence on third-party vendors for the development, manufacture and supply of its product candidates; Jade may use its capital resources sooner than expected; and the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the SEC, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 6, 2026 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and except as required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

58	JADE BIOSCIENCES

Appendix A

Proposed Text of Amended and Restated Articles of Incorporation

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

JADE BIOSCIENCES, INC.

ARTICLE I

NAME OF CORPORATION

The name of the corporation is Jade Biosciences, Inc. (the “Corporation”). The Corporation is the resulting entity in the conversion of Aerovate Therapeutics, Inc., a Delaware corporation, into a Nevada corporation and is a continuation of the existence thereof pursuant to Chapter 92A of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE II

REGISTERED AGENT AND REGISTERED OFFICE

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE IV

CAPITAL STOCK

A. Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 310,000,000, of which (i) 300,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”). The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

B. Common Stock. Subject to all the rights, powers and preferences of any outstanding class or series of Preferred Stock and except as provided by law or in these Amended and Restated Articles of Incorporation (as further amended from time to time, including by any certificate of designation of any outstanding class or series of Preferred Stock, the “Articles”):

1. the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling

2026 PROXY STATEMENT	A-1

Appendix A

Proposed Text of Amended and Restated Articles of Incorporation

the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Articles that alters or changes the powers, preferences, rights or other terms of any outstanding class or series of Preferred Stock if the holders of the affected class(es) or series of such Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such class(es) or series, on such amendment pursuant to these Articles or pursuant to the NRS;

2. dividends and other distributions (as defined in NRS 78.191) may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available therefor, but only when and as declared by the Board of Directors or any authorized committee thereof; and

3. upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

C. Preferred Stock. The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to establish and designate by resolution and by filing a certificate of designation pursuant to the NRS, out of any undesignated and unissued shares of Preferred Stock, shares of Preferred Stock in one or more classes or series, to establish or change from time to time the number of shares of each such class or series (but not below the number of shares thereof then outstanding), and to fix the voting powers (if any), designations, preferences, limitations, restrictions and relative rights of the shares of each series.

ARTICLE V

STOCKHOLDER ACTION

A. Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by written consent.

B. Special Meetings. Except as otherwise required by the NRS and subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

A. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

B. Election of Directors. Election of Directors need not be by written ballot unless the bylaws of the Corporation (the “Bylaws”) shall so provide.

C. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed from time to time solely and exclusively by the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes as nearly equal in number as is practicable, which classes are hereby designated as Class I, Class II and Class III. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election (but at least one-fourth of the total number of the Directors must be elected annually), provided that notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal. Notwithstanding the foregoing, whenever the holders of any class or series of Preferred Stock have the right, voting separately as a series or together with holders of any other class(es) or series of Preferred Stock, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and the certificate of designation relating to each such class or series of Preferred Stock.

A-2	JADE BIOSCIENCES

Appendix A

Proposed Text of Amended and Restated Articles of Incorporation

D. Vacancies. Subject to the rights, if any, of the holders of any class or series of Preferred Stock to elect Directors and to fill vacancies on the Board of Directors relating thereto, any and all vacancies on the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders, and any Director so appointed shall hold office for the remainder of the term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any class or series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to these Articles and the NRS, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy on the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

E. Removal. Subject to the rights, if any, of any class or series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including any person appointed by the Board of Directors to fill a vacancy in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock then entitled to vote in an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged cause and bases therefor shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

The liability of the Directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of the Directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. Any amendment, repeal or modification of this Article VII (whether approved by the stockholders of the Corporation or pursuant to an amendment of the NRS), shall be prospective only and shall not adversely affect any limitation on the liability of any Director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act or omission of such Director or officer occurring before such amendment, repeal or modification. In the event of any conflict between any section of this Article VII and any other provision of these Articles, the terms and provisions of this Article VII shall control.

ARTICLE VIII

AMENDMENT OF BYLAWS

A. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed, in whole or in part, and new Bylaws may be adopted, by the Board of Directors.

B. Amendment by Stockholders. The Bylaws of the Corporation may be amended or repealed, in whole or in part, and new Bylaws may be adopted, at any annual meeting of stockholders or special meeting of stockholders called for such purpose, by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class; provided that if the Board of Directors recommends that stockholders approve such amendment, repeal or adoption at such meeting of stockholders, such amendment, repeal or adoption shall only require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

ARTICLE IX

AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend or repeal the Articles in the manner now or hereafter prescribed by the NRS and these Articles, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of the

2026 PROXY STATEMENT	A-3

Appendix A

Proposed Text of Amended and Restated Articles of Incorporation

Articles, and in addition to any other vote of holders of capital stock that is required by the Articles or by law, such amendment or repeal shall require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of these Articles.

ARTICLE X

LIMITED WAIVER OF JURY TRIALS

To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction in the State of Nevada before the presiding judge as the trier of fact and not before a jury. This Article X shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.

* * * *

A-4	JADE BIOSCIENCES

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Jade Biosciences, Inc. Annual Meeting of Stockholders for Stockholders of Record as of April 17, 2026 Tuesday, June 9, 2026 9:00 AM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/JBIO for more details. Internet: www.proxypush.com/JBIO Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-616-1044 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Pacific Time, June 9, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Tom Frohlich, Bradford Dahms, and Elizabeth Balta (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Jade Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Jade Biosciences, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL YOUR VOTE 1. To elect two Class II Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified; FOR WITHHOLD 1.01 Christopher Cain, Ph.D. 1.02 Tom Frohlich FOR AGAINST ABSTAIN 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; 3. To approve an amendment to our Articles of Incorporation to waive jury trials in certain circumstances; and 4. To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR Check here if you would like to attend the meeting in person. You must register to attend the meeting online and/or participate at www.proxydocs.com/JBIO Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date